Exhibit 10.2

SECOND AMENDED AND RESTATED
LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT

OF

LADDER CAPITAL FINANCE HOLDINGS LLLP,
A DELAWARE LIMITED LIABILITY LIMITED PARTNERSHIP

Dated as of December 5, 2014

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE CONDITIONS SPECIFIED IN THIS LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT AMONG THE PARTNERS OF THE ISSUER.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY BE SUBJECT TO ONE OR MORE SUBSCRIPTION AGREEMENTS OR EQUITY GRANT AGREEMENTS, AS MAY BE AMENDED FROM TIME TO TIME, BY AND BETWEEN THE ISSUER AND ONE OR MORE OF THE ISSUER’S PARTNERS.

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4.9	General Partner	32
4.10	Transfer of General Partnership Interest	32
4.11	Certain Administrative Expenses of the General Partner	32

ARTICLE V

Units; Limited Partnership Interests

5.1	Limited Partners Schedule; Units Generally	33
5.2	Authorization of Units	33
5.3	Issuance of Units	33
5.4	New Limited Partners	33
5.5	Ladder Class A Shares	34
5.6	2008 Incentive Equity Plan and Equity Grant Agreements	35

ARTICLE VI

Capital Contributions and Capital Accounts

6.1	Capital Contributions	35
6.2	Capital Accounts	35
6.3	Negative Capital Accounts	37
6.4	No Withdrawal	37
6.5	Loans From Partners	38
6.6	Status of Capital Contributions	38
ARTICLE VII

Distributions
7.1	Generally	38
7.2	Discretionary Distributions	38
7.3	Tax Distributions	38
7.4	Withholding Taxes	39

ARTICLE VIII

Allocations

8.1	Allocations of Profits and Losses	40
8.2	Regulatory and Special Allocations	40
8.3	Curative Allocations	41
8.4	Tax Allocations	42

ARTICLE IX

Elections and Reports

9.1	Generally	42
9.2	Tax Status	43
9.3	Tax Elections	43
9.4	Tax Controversies	43
9.5	Access to Financial Information	43
9.6	Schedule K-1	43

ARTICLE X

Dissolution and Liquidation

10.1	Dissolution	44
10.2	Liquidation	44

ARTICLE XI

Transfer of Units

11.1	Restrictions	46
11.2	Procedures for Transfer	48
11.3	Limitations	48
11.4	Pledge of Units	49
ARTICLE XII

Exchanges of LP Units for Ladder Class A Shares

12.1	Additional Defined Terms	49
12.2	Exchange of LP Units for Ladder Class A Shares	50
12.3	Tax Treatment of any Exchange	53
12.4	Ladder Class A Shares to be Issued	54
12.5	Adjustment	54

ARTICLE XIII

Miscellaneous Provisions

13.1	Notices	55
13.2	GOVERNING LAW	55
13.3	No Action for Partition	55
13.4	Headings and Sections	55
13.5	Amendments	55
13.6	Binding Effect	56
13.7	Counterparts; Facsimile	56

13.8	Severability	56
13.9	Remedies	56
13.10	Business Days	56
13.11	Waiver of Jury Trial	56
13.12	No Strict Construction	56
13.13	Entire Agreement and Incorporation by Reference	56
13.14	Parties in Interest	57
13.15	Mergers and Consolidations	57
13.16	Venue and Submission to Jurisdiction	57
13.17	Confidentiality	57

EXHIBITS:

Exhibit A                                             Form of Joinder to the Second Amended and Restated Limited Liability Limited Partnership Agreement

Exhibit B                                             Form of Exchange Notice

SCHEDULES:

Schedule 1                                     Directors and Officers of the Partnership, Series REIT, and Series TRS as of December 5, 2014

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SECOND AMENDED AND RESTATED
LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT
OF
LADDER CAPITAL FINANCE HOLDINGS LLLP

This SECOND AMENDED AND RESTATED LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT (this “Agreement”), effective as of December 5, 2014 (the “Effective Time”), of Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (the “Partnership”), is by and among (i) the Partnership, (ii) the General Partner (as herein defined), and (iii) each of the Persons who is a party to or otherwise bound by this Agreement as a Limited Partner (as herein defined).  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in Article I.

RECITALS

WHEREAS, (i) Ladder Capital Finance Holdings LLC, a Delaware limited liability company (the “LLC”) was formed on February 25, 2008, by the execution and filing of a certificate of formation with the Secretary of State of the State of Delaware; and (ii) on August 9, 2011, the LLC converted (the “Conversion”) to the Partnership and the partners of the Partnership were parties to or were bound by that certain Limited Liability Limited Partnership Agreement of the Partnership, dated as of August 9, 2011 (the “Initial Agreement”);

WHEREAS, pursuant to that certain Agreement of Merger, dated as of January 30, 2014 (the “Merger Agreement”), by and among the Partnership, Ladder Capital Corp, a Delaware corporation (“LCC Corporation”), and Ladder Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), in connection with the initial public offering by LCC Corporation of Ladder Class A Shares (as herein defined), Merger Sub merged (the “Merger”) with and into the Partnership, with the Partnership continuing as the surviving entity;

WHEREAS, in accordance with the Merger Agreement, upon consummation of the Merger, (i) LCC Corporation became the sole General Partner of the Partnership; (ii) that certain Amended and Restated Limited Liability Limited Partnership Agreement, dated as of February 11, 2014 (the “First Amended and Restated Agreement”), became the Partnership’s “partnership agreement” (as that term is used in the Delaware LP Act (as herein defined)); (iii) all limited partnership units outstanding as of immediately prior to the Merger were converted into the Partnership’s LP Units (as defined in the First Amended and Restated Agreement) and Ladder Class B Shares (as herein defined); (iv) each Exchangeable Limited Partner (as herein defined) was issued an equal number of LP Units and Ladder Class B Shares; and (v) LCC Corporation was issued a number of the Partnership’s LP Units;

WHEREAS, on the date hereof, the Partnership’s Certificate of Limited Partnership was amended and restated in accordance with the Delaware LP Act to provide for the establishment of series by the Partnership and to provide notice of the limitation of liabilities of a series pursuant to Section 17-218 of the Delaware LP Act; and

WHEREAS, in connection with the establishment of series by the Partnership, LCC Corporation, as General Partner, and the Majority LP Holders desire to amend and restate the

First Amended and Restated Agreement in its entirety on the terms set forth herein in order to provide for the establishment of series of the Partnership pursuant to Section 17-218 of the Delaware LP Act and to establish Series REIT and Series TRS (each, as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1                               Definitions.  The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided in this Agreement):

“2008 Incentive Equity Plan” means the Partnership’s Amended and Restated 2008 Incentive Equity Plan, as may be amended or otherwise modified from time to time in accordance with its terms.

“2011 Phantom Equity Plan” means the Partnership’s Phantom Equity Investment Plan, which became effective as of June 30, 2011, as amended and/or restated from time to time.

“Adjusted Capital Account Deficit” means, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner’s Capital Account with respect to the Partnership or a Series as of the end of the relevant Taxable Year, after giving effect to the following adjustments:

(i)                                     Crediting to such Capital Account any amount which such Limited Partner is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1), and 1.704-2(i); and

(ii)                                  Debiting to such Capital Account the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Taxable Income” of a Limited Partner for a Taxable Year (or portion thereof) with respect to LP Units or Series Units in any Series held by such Limited Partner means the federal taxable income (or alternative minimum taxable income, as the case may be) of the Partnership or such Series, divided by the number of LP Units or Series Units in such Series, respectively, owned by all Limited Partners and multiplied by the number of LP Units or Series Units in such Series owned by such Limited Partner on the date of determination, which taxable income for purposes of this determination is allocable to such Limited Partner with respect to such LP Units or Series Units in such Series (as adjusted by any final determination in connection with any tax audit or other proceeding) for such Taxable Year (or portion thereof); provided that such taxable income (or alternative minimum taxable income, as the case may be) shall be computed (i) as if all excess taxable losses and excess taxable credits allocated with respect to such LP Units or Series Units, were carried forward (taking into account the character of any such loss carry forward as capital or ordinary), and (ii) without taking into account any special basis adjustment with respect to such Limited Partner resulting from an election by the Partnership under Code Section 754.

“Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).  With respect to any Person who is an individual, “Affiliates” shall also include any member of such individual’s Family Group.

“Book Value” means, with respect to any asset of the Partnership or any Series, the adjusted basis of such asset for federal income tax purposes, except as follows:

(A)                               The initial Book Value of any asset of the Partnership or any Series, whether contributed by a Limited Partner to the Partnership or such Series or otherwise, shall be the gross Fair Market Value of such asset as of the date of such contribution;

(B)                               The Book Value of each asset of the Partnership or any Series shall be adjusted to equal its respective gross Fair Market Value, as of the following times:  (i) the acquisition of an additional Unit in the Partnership or such Series by any new or existing Limited Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership or such Series to a Limited Partner of more than a de minimis amount of assets of the Partnership or such Series (other than cash) as consideration for all or part of its Units, unless the Partnership Board (with respect to the Partnership) or the Series Board of such Series (with respect to such Series) determines that such adjustment is not necessary to reflect the relative economic interests of the Limited Partners in the Partnership or such Series; and (iii) the liquidation of the Partnership or such Series within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g);

(C)                               The Book Value of an asset of the Partnership or any Series distributed to any Limited Partner shall be the Fair Market Value of such asset as of the date of distribution thereof;

(D)                               The Book Value of each asset of the Partnership or any Series shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided that Book Values shall not be adjusted pursuant to this subparagraph (D) to the extent that an adjustment pursuant to subparagraph (B) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (D); and

(E)                                If the Book Value of an asset of the Partnership or any Series has been determined or adjusted pursuant to subparagraphs (A), (B) or (D) above, such Book Value shall thereafter be adjusted to reflect the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks are authorized or required to close in the state of New York.

“Capital Account” means the capital account with respect to the Partnership or any Series that is maintained for a Limited Partner pursuant to Section 6.2.

“Capital Contribution” means, with respect to each Limited Partner, the amount of cash or property contributed (or deemed contributed) by such Limited Partner to the Partnership or any Series.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

“Depreciation” means, for each Taxable Year of the Partnership or any Series, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset of the Partnership or such Series for such Taxable Year, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Taxable Year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Taxable Year bears to such beginning adjusted tax basis; provided that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Taxable Year is zero and the Book Value of the asset is positive, Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Partnership Board.

“Equity Grant Agreement” means any grant agreement, as amended, that the Partnership has entered into on or after September 22, 2008, with any officer, director or employee of the Partnership or any Series or any of their respective Subsidiaries under the 2008 Incentive Equity Plan.

“Estimated Tax Amount” of a Limited Partner for a Taxable Year means the Limited Partner’s Tax Amount for such Taxable Year as estimated in good faith from time to time by the Partnership Board or, with respect to the Tax Amount in respect of Series Units, the Series Board of such Series, as applicable.  In making such estimate, the Partnership Board or Series Board of such Series, as applicable, shall take into account amounts shown on Internal Revenue Service Form 1065 filed by the Partnership or any Series and similar state or local forms filed by the Partnership or such Series for the preceding taxable year and such other adjustments as in the reasonable business judgment of the Partnership Board or the Series Board of such Series, as applicable, are necessary or appropriate to reflect the estimated operations of the Partnership or such Series for the Taxable Year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchangeable Limited Partner” means a Limited Partner that is not a Ladder Limited Partner.

“Fair Market Value” of any asset as of any date means the purchase price which a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s-length transaction, as determined in good faith by the Partnership Board (with respect to an asset of the Partnership) or Series Board of a Series (with respect to an assets of such Series), as applicable, based on such factors as the Partnership Board or such Series Board, in the exercise of their respective reasonable business judgment, consider relevant.

“Family Group” means, with respect to any Person who is an individual, (i) such Person’s spouse, siblings, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, “relatives”), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person’s relatives or (iii) any limited partnership, limited liability company or corporation the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are limited to such Person and such Person’s relatives.

“GCL” means the General Corporation Law of the State of Delaware, as the same may be amended from time to time.

“General Partner” means LCC Corporation and its successors and permitted assigns as the sole “general partner” (as that term is used in the Delaware LP Act) of the Partnership and all Series.

“General Partnership Interest” means the interest acquired by the General Partner (in its capacity as the General Partner, without reference to any Limited Partnership Interest held by it), including the General Partner’s right to the benefits to which such General Partner may be entitled as provided in this Agreement or the Delaware LP Act.  The General Partnership Interest does not entitle the General Partner (solely in its capacity as the General Partner) to any right to receive, and the General Partner will not receive, any distributions under this Agreement (or otherwise from the Partnership or any Series) or any allocation of Profits, Losses, or other items of income, gain, loss, deduction or credits of the Partnership or any Series under this Agreement (or otherwise from the Partnership or any Series).

“GI Investors” means, collectively, GI Partners Holdco, any other private equity fund or investment vehicle advised or managed on a consistent and arm’s-length basis by GI Manager or one of its Affiliates that becomes a Limited Partner, and any of their respective Permitted Transferees.

“GI Majority Holders” means, at any time, a GI Investor or GI Investors which own a majority of the number of LP Units or Series Units in any Series owned by the GI Investors at such time.

“GI Manager” means GI International L.P., a Delaware limited partnership, and any of its successors.

“GI Partners Holdco” means GI Ladder Holdco LLC, a Delaware limited liability company.

“Ladder Class A Shares” means shares of LCC Corporation’s Class A Common Stock, par value $0.001 per share.

“Ladder Class B Shares” means shares of LCC Corporation’s Class B Common Stock, no par value per share.

“Ladder Limited Partner” means a Limited Partner that is any of (i) LCC Corporation, (ii) a direct or indirect Subsidiary of LCC Corporation (including, without limitation, any corporation or other entity that has become a Subsidiary of LCC Corporation as a result of the transactions contemplated by a Blocker Corporation Agreement (as such term is defined in the Merger Agreement)) or (iii) a direct or indirect Subsidiary of the Partnership or any Series.

“Limited Partner” means each Person identified on the Limited Partners Schedule as of the date hereof who is a party to or is otherwise bound by this Agreement (other than the General Partner, solely in its capacity as General Partner) and each Person who may hereafter be admitted as a Limited Partner in accordance with the terms of this Agreement.  The Limited Partners shall constitute the “limited partners” (as that term is defined in the Delaware LP Act) of the Partnership.  As a point of clarity, LCC Corporation is both the General Partner and a Limited Partner.

“Limited Partnership Interest” means, with respect to each Limited Partner, the interest acquired by a Limited Partner in the Partnership or a Series, as applicable, including such Limited Partner’s right (based on the type and class and/or series of Unit or Units held by such Limited Partner), as applicable, (i) to a distributive share of Profits, Losses, and other items of income, gain, loss, deduction and credits of the Partnership or such Series, (ii) to a distributive share of the assets of the Partnership or such Series, and (iii) to any and all other benefits to which such Limited Partner may be entitled as provided in this Agreement or the Delaware LP Act.

“Losses” means items of loss and deduction of the Partnership or a Series determined according to Section 6.2(b).

“LP Majority Holders” means, at any time, all of (i) Exchangeable Limited Partners which own a majority of the number of LP Units owned by all of the Exchangeable Limited Partners at such time, (ii) the TowerBrook Majority Holders; provided that this clause (ii) shall only continue to be applicable for so long as the TowerBrook Investors collectively continue to own at least 10% of the number of LP Units owned by all of the Exchangeable Limited Partners at such time, (iii) the GI Majority Holders; provided that this clause (iii) shall only continue to be applicable for so long as the GI Investors collectively continue to own at least 10% of the number of LP Units owned by all of the Exchangeable Limited Partners at such time and (iv) if Brian Harris is employed by the Partnership or any Subsidiary of the Partnership

as Chief Executive Officer as of such time, then either Brian Harris or the Betsy A. Harris 2012 Family Trust.

“LP Unit” means a Unit having the rights and obligations specified with respect to “LP Units” in this Agreement.

“Majority of the Partnership Board” means, at any time, a majority of the votes attributable to the Directors who are then members of the Partnership Board.

“Majority of the Series Board” means, at any time, with respect to any Series Board, a majority of the votes attributable to the Directors who are then members of such Series Board.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulation Sections 1.704-2(b) and 1.704-2(c).

“Officer Employment Agreement” means any employment agreement between the Partnership, a Series or any of their respective Subsidiaries and any officer of the Partnership or such Series.

“Partner” means any of the Partners.

“Partner Minimum Gain” with respect to each Partner Nonrecourse Debt, means the amount of Partnership Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(d)(1)) that would result if such Partner Nonrecourse Debt were treated as a nonrecourse liability (as defined in Treasury Regulation Section 1.704-2(b)(3)), determined in accordance with Treasury Regulation Section 1.704-2(i)(3), as determined separately for the Partnership and each Series.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4), as determined separately for the Partnership and each Series.

“Partner Nonrecourse Deduction” has the meaning set forth in Treasury Regulation Section 1.704-2(i), as determined separately for the Partnership and each Series.

“Partners” means each General Partner and the Limited Partners of each Series.

“Partnership Minimum Gain” has the meaning set forth for “partnership minimum gain” in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d), as determined separately for the Partnership and each Series.

“Permitted Transferee” means:

(i)                                     with respect to any TowerBrook Investor, (x) any of TowerBrook Investors II, L.P., TowerBrook Investors II Executive Fund, L.P., TowerBrook Investors II AIV, L.P. or TowerBrook II Co-Investors, L.P., (y) any Affiliate, partner, member or stockholder of such TowerBrook Investor or of any entity listed in clause (x) above and

(z) any other TowerBrook Investor and any Affiliate, partner, member or stockholder of any other TowerBrook Investor,

(ii)                                  with respect to any GI Investor, (xx) any of GI Partners Fund III L.P., GI Partners Fund III-A L.P. or GI Partners Fund III-B L.P., (yy) any Affiliate, partner, member or stockholder of such GI Investor or of any entity listed in clause (xx) above and (zz) any other GI Investor and any Affiliate, partner, member or stockholder of any other GI Investor,

(iii)                               with respect to any other individual Limited Partner, such Limited Partner’s Family Group, and

(iv)                              with respect to any other non-individual Limited Partner, such Limited Partner’s Affiliates.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.  For the avoidance of doubt, the term “Person,” as used herein, shall include each Series.

“Profits” means items of income and gain of the Partnership or any Series determined in accordance with Section 6.2(b).

“Qualified Initial Public Offering” means the initial public offering by LCC Corporation of Ladder Class A Shares that was consummated on February 11, 2014.

“Quarterly Estimated Tax Amount” of a Limited Partner for any calendar quarter of a Taxable Year means the excess, if any of (i) the product of (A) ¼ in the case of the first calendar quarter of the Taxable Year, ½ in the case of the second calendar quarter of the Taxable Year, ¾ in the case of the third calendar quarter of the Taxable Year, and 1 in the case of the fourth calendar quarter of the Taxable Year and (B) the Limited Partner’s Estimated Tax Amount for such Taxable Year over (ii) all distributions previously made with respect to such Taxable Year to such Limited Partner pursuant to Section 7.3.  In the case of the Taxable Year that includes the date of February 11, 2014, an appropriate allocation of the Quarterly Estimated Tax Amount for purposes of Section 7.3(a) and (b) shall be made in the sole discretion of the Partnership.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series Units” means any Unit issued by a Series.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or a general partner of such partnership, association or other business entity.

“Tax Amount” of a Limited Partner for a Taxable Year means, with respect to the Partnership or any Series, the product of (A) the Tax Rate for such Taxable Year and (B) the Adjusted Taxable Income of the Limited Partner for such Taxable Year with respect to the Limited Partner’s LP Units or Series Units, as applicable.

“Tax Distribution” means any distributions made by the Partnership pursuant to Section 7.3(a).

“Tax Matters Partner” has the meaning set forth in Code Section 6231.

“Tax Rate” of a Limited Partner for any period means the highest marginal blended federal, state and local income tax rate (which shall include taxes payable pursuant to Code Section 1411) applicable for such period to an individual residing in New York, New York, taking into account for federal income tax purposes, the deductibility of state and local taxes and any applicable limitations thereon.  If higher, federal Tax Distributions will be based on federal alternative minimum taxable income (taking into account solely Partnership items and the principles contained in the definitions of Adjusted Taxable Income) and rates (using the highest marginal federal alternative minimum tax rate applicable to an individual).

“Taxable Year” means the taxable year of the Partnership and each Series ending on December 31 (or part thereof in the case of the Partnership’s or a Series’ first and last taxable year), or such other year as is (i) required by Code Section 706 or (ii) determined by the Partnership Board (with respect to the Partnership) or the Series Board of such Series (with respect to a Series) (if no year is so required by Code Section 706) provided that the first taxable year of each Series shall be deemed to commence on January 1, 2015.

“TCP” means TowerBrook Capital Partners L.P., a Delaware limited partnership, or its successor.

“TowerBrook Funds” means any TowerBrook Investor.

“TowerBrook Holdings” means TI II Ladder Holdings, LLC, a Delaware limited liability company.

“TowerBrook Investors” means, collectively, TowerBrook Holdings, TowerBrook Investors II, L.P. (but only if it becomes a Limited Partner), TowerBrook Investors II Executive Fund, L.P. (but only if it becomes a Limited Partner), TowerBrook Investors II AIV, L.P. (but only if it becomes a Limited Partner), TowerBrook II Co-Investors, L.P. (but only if it becomes a Limited Partner), any other private equity fund or investment vehicle advised or managed on a consistent and arm’s-length basis by TCP or one of its Affiliates that becomes a Limited Partner, and any of their respective Permitted Transferees.

“TowerBrook Majority Holders” means, at any time, a TowerBrook Investor or TowerBrook Investors which own a majority of the number of LP Units or Series Units in any Series owned by the TowerBrook Investors at such time.

“Transfer” means any direct or indirect sale, transfer, conveyance, assignment, pledge, hypothecation, gift, delivery or other disposition; provided that, notwithstanding the foregoing or anything contained herein to the contrary, in no event will any sale, transfer, conveyance, assignment, pledge, hypothecation, gift, delivery or other disposition of any Ladder Class A Shares, Ladder Class B Shares or any other capital stock of LCC Corporation be deemed to be a “Transfer” by LCC Corporation or any direct or indirect wholly-owned Subsidiary of LCC Corporation of any LP Unit, any Series Units in any Series, or any other Unit or the General Partnership Interest.

“Treasury Regulations” means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“UCC” means the Uniform Commercial Code as in effect in the state whose laws would govern the security interest in, including without limitation the perfection thereof, and foreclosure of the applicable collateral.

“Unit” means a unit representing a fractional part of the Limited Partnership Interests of all of the Limited Partners and shall include all types and classes and/or series of Units, including Series Units; provided that any type, class or series of Unit shall have the designations, preferences and/or special rights set forth in this Agreement and the Limited Partnership Interests represented by such type or class or series of Unit shall be determined in accordance with such designations, preferences and/or special rights.  As a point of clarity, the General Partnership Interest is not represented by any Unit or Units.

1.2                               Other Definitions.  The following additional terms are defined in the Sections of this Agreement indicated below:

Term	Section
Agreement	Preamble
Automatic Exchange Notice	12.2(c)
Beneficial Owner	12.1
Capital Account	6.2(a)
Certificate of Limited Partnership	2.1(a)
Chairman	3.1(f)
Change of Control	12.1
Conversion	Recitals
Directors	3.1(a)
Effective Time	Preamble

Excess Amount	7.3(a)
Exchange	12.1
Exchange Notice	12.2(d)
First Amended and Restated Agreement	Recitals
GP Subsidiary	4.9
Initial Agreement	Recitals
LCC Board	12.1
LCC Corporation	Recitals
Limited Partners Schedule	5.1
Liquidator	10.2(a)
LLC	Recitals
Losses	6.2(b)
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
misallocated item	8.3
officers	3.3(a)
Partnership	2.1(a), Preamble
Partnership Board	3.1(a)
Partnership Board of Directors	3.1(a)
Profits	6.2(b)
Protected Persons	3.6
Regulatory Allocations	8.2(e)
Series	4.1
Series Board	3.1(a)
Series Board of Directors	3.1(a)
Series REIT	4.1(a)
Series TRS	4.1(b)
Shortfall Amount	7.3(a)
Statement of LLLP Qualification	2.1(a)
Tax Matters Partner	2.1(a)
unallocated item	8.3

1.3                               Other Interpretative Provisions.  Where the context so indicates, (a) defined terms used in this Agreement in the singular shall import the plural and vice versa and (b) the masculine shall include the feminine, and the neuter shall include the masculine and feminine.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

ARTICLE II

ORGANIZATION OF THE PARTNERSHIP

2.1                               Organization.

(a)                                 As a result of (i) the Conversion, (ii) the filing of the Partnership’s Certificate of Limited Partnership and the Partnership’s Statement of Qualification for a Limited

Liability Limited Partnership (the “Statement of LLLP Qualification”), in each case, with the Secretary of State of the State of Delaware, and (iii) the execution and delivery of the Initial Agreement, the Partnership was formed as a Delaware limited liability limited partnership as of August 9, 2011.  For purposes of this Agreement, the term “Partnership” whenever used or otherwise applicable with respect to any period prior to Conversion shall be deemed to mean the LLC.  On the date hereof, the Partnership’s Certificate of Limited Partnership was amended in accordance with the Delaware LP Act to provide for the establishment of Series and to provide the notice of the limitation of liabilities pursuant to Section 17-218 of the Delaware LP Act (as so amended, the “Certificate of Limited Partnership”).

(b)                                 This Agreement shall constitute the “partnership agreement” (as that term is used in the Delaware LP Act) of the Partnership.  The rights, powers, duties, obligations and liabilities of the Partners shall be determined pursuant to the Delaware LP Act and this Agreement.  To the extent that the rights, powers, duties, obligations and liabilities of any Partner are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware LP Act, control.

(c)                                  As permitted by Section 17-214, the Partnership shall be a “limited liability limited partnership” (as that term is used in the Delaware LP Act).

2.2                               Name.  The name of the Partnership is “Ladder Capital Finance Holdings LLLP” or such other name or names as the Partnership Board may from time to time designate; provided that the name shall always contain the words “Limited Liability Limited Partnership”, “LLLP” or “L.L.L.P.”

2.3                               Registered Office; Registered Agent.  The Partnership shall maintain a registered office and a registered agent in the State of Delaware as shall be designated from time to time by an authorized officer of the Partnership.

2.4                               Term.  The term of existence of the Partnership shall be perpetual, unless the Partnership is dissolved in accordance with the provisions of this Agreement.

2.5                               Purposes and Powers.  The purposes and character of the business of the Partnership shall be to transact any or all lawful business for which limited liability limited partnerships may be organized under the Delaware LP Act.  The purpose and character of the business of Series REIT shall be to, subject to Section 4.1(d), hold, maintain, lease, finance, and Transfer the assets and liabilities that may be allocated to, and associated with, it and any assets and liabilities hereafter acquired or incurred by or allocated to, and associated with, Series REIT.  The purpose and character of the business of Series TRS shall be to, subject to Section 4.1(d), hold, maintain, lease, finance, and Transfer the assets and liabilities that may be allocated to, and associated with, it and any assets and liabilities hereafter acquired or incurred by or allocated to, and associated with, Series TRS.  The Partnership shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Partnership and such Series, including the ability to incur and guaranty indebtedness, to the extent the same may be legally exercised by limited liability limited partnerships (and any series thereof) under the Delaware LP Act.  Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Partnership or any Series to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability limited partnership or series thereof organized or established, as applicable, under the laws of the State of Delaware.

2.6                               Certain Limitations on the Activities of the Partnership and Each Series.

(a)                                 The Partnership will maintain all of its books, records, financial statements, and bank accounts, separate from those of its Affiliates (which, for purposes of this Section 2.6(a), shall include each Series).  Pursuant to Section 4.2(a), as more fully set forth therein, each Series shall maintain separate books, records and bank accounts from each and every other Series.  Each Series shall have its own employee identification number for federal tax purposes.  The Partnership and each Series shall file its own tax returns, if any, that are required by law.

(b)                                 The Partnership and each Series (i) will be, and at all times will hold itself out to the public as, in the case of the Partnership, a legal entity separate and distinct from any other entity (including any Affiliate), and, in the case of any Series, separate and distinct from any other Series or entity (including any Affiliate or the Partnership); (ii) shall correct any known misunderstanding regarding such status; (iii) shall conduct business in its own name; (iv) shall not identify itself or any of its Affiliates as a division or part of the other (except that any Series may refer to itself as a “series” of the Partnership); (v) shall maintain and utilize separate invoices and checks; (vi) each Series shall pay to the other Series or any of its Affiliates that incurs costs for office space, overhead, and administrative services that it uses (to the extent that any such cost is allocated to the Company or either Series by LCC Corporation) the amount of such costs allocable to its use of such office space and administrative services; and (vii) each Series shall be permitted to utilize the services of employees who provide services to both Series (or their respective Subsidiaries).  For the avoidance of doubt, for purposes of this Section 2.6(b), neither the Partnership nor any Series will be considered to be an Affiliate of any of the others.

(c)                                  Neither the Partnership nor any Series shall commingle its funds or other assets with those of any of its Affiliates or any other Series or other Person. For the avoidance of doubt, for purposes of this Section 2.6(c), neither the Partnership nor any Series will be considered to be an Affiliate of any of the others.

(d)                                 The Partnership shall have a Partnership Board, and each Series shall have a separate Series Board.  For the avoidance of doubt, LCC Corporation shall be the General Partner of the Partnership, Series REIT, and Series TRS.

2.7                               Agreement to Rescind; Release.  This Agreement is effective as of the Effective Time; provided, however, that the Partners hereby agree that, in the event that the LCC Board for any reason determines not to elect for LCC Corporation to be subject to tax as a REIT for the 2015 taxable year, then, effective automatically from and after the date on which the LCC Board issues a press release announcing such determination, (i) this Agreement shall be rescinded, and all rights, benefits, duties, liabilities and obligations of the Partners under this Agreement shall terminate; (ii) the First Amended and Restated Agreement shall automatically come into full force and effect and govern the rights, benefits, duties, liabilities and obligations of the Partners with respect to the Partnership; (ii) the Partners shall release and forever discharge the

Partnership, its Affiliates and each of the other Partners from any and all claims, demands, proceedings, causes of action, obligations, debts, or other liabilities whatsoever, both at law and in equity, which such Partner may have, or may have had, under or howsoever resulting from, arising out of, or in connection with this Agreement; and (iv) the Directors and officers of all Series shall be authorized and directed to amend the Certificate of Limited Partnership to remove the notice of the limitation of liabilities pursuant to Section 17-218 of the Delaware LP Act.

ARTICLE III

MANAGEMENT OF THE PARTNERSHIP

3.1                               Partnership Board of Directors and Series Boards of Directors.

(a)                                 Establishment.  There is hereby established (i) for the Partnership, a committee (a “Partnership Board” or a “Partnership Board of Directors”); and (ii) for each Series, a committee (each, a “Series Board” or a “Series Board of Directors”), in each case, comprised of natural persons (the “Directors”) having the authority and duties set forth in this Agreement.  Each Director shall be entitled to one vote on all matters to be acted on by the Partnership Board or Series Board, as applicable, on which such Director serves.  Any decisions to be made by the Partnership Board shall require the approval of a Majority of the Partnership Board, and any decisions to be made by a Series Board shall require the approval of a Majority of the Series Board of the applicable Series.  Except as provided in the immediately preceding sentence, no Director acting alone, or with any other Director or Directors, shall have the power to act for or on behalf of, or to bind the Partnership or any Series as further provided in this Section 3.1(a)).  Each of the Partnership Board and each Series Board of Directors shall constitute a committee within the meaning of Section 17-303(b)(7) of the Delaware LP Act.

(b)                                 Management Generally.  In order to enable (i) the Series Board of Directors of Series REIT to manage the business and affairs of Series REIT, the General Partner hereby irrevocably delegates to the Series Board of Directors of Series REIT all management powers over the business and affairs of Series REIT that it may now or hereafter possess under applicable law (other than its obligations as Tax Matters Partner under Section 9.4) as permitted under Section 17-403(c) of the Delaware LP Act; (ii) the Series Board of Directors of Series TRS to manage the business and affairs of Series TRS, the General Partner hereby irrevocably delegates to the Series Board of Directors of Series TRS all management powers over the business and affairs of Series TRS that it may now or hereafter possess under applicable law (other than its obligations as Tax Matters Partner under Section 9.4) as permitted under Section 17-403(c) of the Delaware LP Act; and (iii) the Partnership Board of Directors to manage the business and affairs of the Partnership, the General Partner hereby irrevocably delegates to the Partnership Board of Directors all management powers over the business and affairs of the Partnership that it may now or hereafter possess under applicable law (other than its obligations as Tax Matters Partner under Section 9.4) as permitted under Section 17-403(c) of the Delaware LP Act.  The General Partner further agrees to take any and all action necessary and appropriate, in the sole discretion of the Partnership Board of Directors, to effect any duly authorized actions by the Partnership Board of Directors or any officer of the Partnership, and any and all action necessary and appropriate, in the sole discretion of the Series Board of Directors of such

Series, to effect any duly authorized actions by the Series Board of Directors or any officer of such Series, including, in each case, executing or filing any agreements, instruments or certificates, delivering all documents, providing all information and taking or refraining from taking action as may be necessary or appropriate to achieve all the effective delegation of power described in this Section 3.1.  Each of the Partners and each Person who may acquire an interest in a Unit hereby approves, consents to, ratifies and confirms such delegation.  The delegation by the General Partner to the Partnership Board of Directors of management powers over the business and affairs of the Partnership and the delegation by the General Partner to the Series Board of Directors of a Series of management powers over the business and affairs of such Series, in each case, pursuant to the provisions of this Agreement, shall not cause the General Partner to cease to be a general partner of the Partnership or the Partnership Board of Directors or the Series Board of Directors of any Series or any member thereof to be a general partner of the Partnership or any Series or to have or be subject to any liabilities of a general partner of the Partnership or any Series that may be applicable.  Except as provided in Section 9.4 relating to the duties of the General Partner as the Tax Matters Partner, and except as otherwise provided in this Agreement, the management of the Partnership shall be vested exclusively in the Partnership Board of Directors and, subject to the direction of the Partnership Board of Directors, the officers of the Partnership, and the management of each Series shall be vested exclusively in the Series Board of Directors of such Series and, subject to the direction of the Series Board of Directors of such Series, the officers of such Series.  Neither the General Partner nor any of the Limited Partners, in their capacities as such, shall have any part in the management of the Partnership or any Series (except, with respect to the General Partner, as provided in Section 9.4 relating to its duties as the Tax Matters Partner) or any authority or right to act on behalf of the Partnership or any Series or deal with any third parties on behalf of the Partnership or any Series in connection with any matter, except as requested or authorized by the Partnership Board of Directors (with respect to the Partnership) or the Series Board of Directors of the applicable Series (with respect to such Series).  All actions outside the ordinary course of business of the Partnership to be taken by or on behalf of the Partnership shall require the approval of a Majority of the Partnership Board, and all actions outside the ordinary course of business of a Series to be taken by or on behalf of such Series shall require the approval of a Majority of the Series Board, in each case, except to the extent expressly provided herein or in any Officer Employment Agreement, and except that any matter for which an Officer Employment Agreement specifically provides the officer of the Partnership or a Series that is a party to such Officer Employment Agreement may take action on behalf of the Partnership or such Series (or any of their respective Subsidiaries) without prior approval of the Partnership Board of Directors or such Series Board of Directors, as applicable, shall not require approval of the Majority of the Partnership Board or a Majority of the Series Board, as applicable, for such officer to take such action on behalf of the Partnership or such Series or Subsidiary.

(c)                                  Number of Directors; Term of Office.  The authorized number of Directors on each of the Partnership Board and each Series Board is, as of the date hereof, five Directors; provided that the authorized number of Directors on each of the Partnership Board and each Series Board may be increased or decreased by the General Partner, in its sole discretion.  The Directors of the Partnership Board and each Series Board shall be appointed by the General Partner and shall hold office until their respective successors are appointed and qualified or until their earlier death, resignation or removal.  The Directors of the Partnership and each Series as of the date hereof are listed on the attached Schedule 1.

(i)                                     The General Partner may remove, at any time and with or without cause, any Director of the Partnership or any Series and fill the vacancy.  Vacancies caused by any such removal by the General Partner and not filled by the General Partner within sixty (60) days may be filled by a majority of the votes of the Directors of such Series then in office, although less than a quorum, and any Director so appointed to fill any such vacancy shall hold office until his successor is appointed and qualified or until his earlier death, resignation or removal; provided that such Director can be removed with or without cause and replaced by the General Partner.

(ii)                                  A Director may resign at any time by giving written notice to such effect to the Partnership Board or Series Board of the applicable Series, as applicable.  Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.  Any vacancy caused by any such resignation or by the death of any Director or any vacancy for any other reason (including due to the authorization by the General Partner of a newly created directorship) and not filled by the General Partner within sixty (60) days may be filled by a majority of the votes of the Directors of the Partnership or such Series, as applicable, then in office, although less than a quorum, and any Director so appointed to fill any such vacancy shall hold office until his successor is appointed and qualified or until his earlier death, resignation or removal; provided that such Director can be removed with or without cause and replaced by the General Partner.

(iii)                               Brian Harris as a Director.  Notwithstanding anything contained herein to the contrary, so long as Brian Harris is the Chief Executive Officer of the Partnership, Brian Harris shall be a Director of the Partnership; so long as Brian Harris is the Chief Executive Officer of Series REIT, Brian Harris shall be a Director of Series REIT; and so long as Brian Harris is the Chief Executive Officer of Series TRS, Brian Harris shall be a Director of Series TRS (unless Brian Harris elects not to be a Director of the Partnership or either Series in a written declaration by Brian Harris that is delivered by Brian Harris to the Partnership Board or Series Board of the applicable Series, as applicable).

(d)                                 Meetings of the Partnership Board and Series Boards.  The Partnership Board and the Series Board of each Series shall meet at such time and at such place (either within or outside of the State of Delaware) as it may designate.  Special meetings of the Partnership Board or the Series Board of any Series shall be held on the call of the Chief Executive Officer of the Partnership or applicable Series or any two Directors of the Partnership or such Series upon at least two (2) days’ (if the meeting is to be held in person) or twenty-four hours’ (if the meeting is to be held by telephone communications or video conference) oral or written notice to the Directors of the Partnership or such Series, or upon such shorter notice as may be approved by all the Directors of the Partnership or such Series.  Any Director may waive such notice as to himself.  A record shall be maintained by the Partnership of each meeting of the Partnership Board and by each Series of each meeting of the Series Board of such Series.

(i)                                     Conduct of Meetings.  Any meeting of the Directors of the Partnership or any Series may be held in person, telephonically or by video conference.

(ii)                                  Quorum.  A Majority of the Partnership Board shall constitute a quorum of such Partnership Board for purposes of conducting business, and a Majority of the Series Board of each Series shall constitute a quorum of such Series Board for purposes of conducting business.  At all times when the Partnership Board or a Series Board is conducting business at a meeting, a quorum of such Partnership Board or Series Board must be present at such meeting.  If a quorum shall not be present at any meeting of the Partnership Board or either Series Board, then the Directors of the Partnership or such Series, as applicable, present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(iii)                               Attendance and Waiver of Notice.  Attendance of a Director at any meeting of the applicable Partnership Board or Series Board shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Partnership Board or a Series Board need be specified in the notice or waiver of notice of such meeting.

(iv)                              Actions Without a Meeting.  Notwithstanding any provision contained in this Agreement, any action of the Partnership Board or a Series Board may be taken by written consent without a meeting.  Any such action taken by the Partnership Board or a Series Board without a meeting shall be effective only if the consent or consents are in writing, set forth the action so taken, and are signed by the then Directors of such Partnership Board or Series Board constituting a Majority of the Partnership Board or a Majority of the Series Board, respectively; provided, that for so long as Brian Harris is a Director, Brian Harris must be among the Directors so signing such written consent for the Partnership Board or a Series Board.

(e)                                  Compensation of the Directors.  Directors, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time agreed upon by a Majority of the Partnership Board or Majority of the Series Board, as applicable.  In addition, a fixed sum and reimbursement for out-of-pocket expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Partnership Board or a Series Board; provided, however, that nothing contained in this Agreement shall be construed to preclude any Director (including the Chief Executive Officer) from serving the Partnership or any Series or any of their respective Subsidiaries in any other capacity and receiving compensation for such service; provided, further, that any Director who is also an officer of the Partnership or a Series may serve the Partnership or a different Series, as applicable, in another capacity.

(f)                                   Chairman of the Partnership Board and Series Board.  The Partnership may have a Chairman of the Partnership Board and each Series may have a Chairman of the Series Board (in each case, a “Chairman”), who shall be an individual designated by a Majority of the Partnership Board or a Majority of the Series Board of such Series, as applicable.  At any time, the Chairman, if any, may be removed from his or her position as Chairman by a Majority of the Partnership Board or a Majority of the Series Board of such Series, as applicable.  The

Chairman, in his or her capacity as such, shall not have any of the rights or powers of an officer of the Partnership or Series, as applicable, unless he or she, in his or her capacity as a Chairman, is appointed as an officer of the Partnership by the Partnership Board or as an officer of a Series by the Series Board of such Series.  The Chairman of the Partnership Board shall preside at all meetings of the Partnership Board and at all meetings of the Partners at which he or she shall be present, and the Chairman of the Series Board of a Series shall preside at all meetings of the Series Board of such Series and at all meetings of the Partners of such Series at which he or she shall be present.  As of the date hereof, the Chairman of the Partnership Board is Alan Fishman, the Chairman of the Series Board of Series REIT is Alan Fishman, and the Chairman of the Series Board of Series TRS is Alan Fishman.

3.2                               Committees of the Partnership Board and the Series Boards.

(a)                                 The Series Board of each Series may, by resolution, designate from among the Directors of such Series one or more committees of such Series (including an Audit Committee, a Risk and Underwriting Committee and a Compensation Committee), each of which shall be comprised of one or more Directors of such Series, and may designate one or more of the Directors of such Series as alternate members of any committee, who may, subject to any limitations imposed by the Series Board of such Series, replace absent or disqualified Directors at any meeting of that committee.  Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Series Board of such Series, other than the right to approve any matters on behalf of the Partnership or the full Series Board of such Series, subject to the limitations set forth in the Delaware LP Act, if any, or in the establishment of the committee.  Any member of any such committee of a Series may be removed from such committee by a Majority of the Series Board of such Series.  Unless the resolution designating a particular committee or this Agreement expressly so provides, a committee of the Series Board of a Series shall not have the authority to authorize or make a distribution to the Limited Partners of such Series or to authorize the issuance of Units relating to such Series or any other Series or the Partnership.  Any committee of a Series Board of Directors shall constitute a committee within the meaning of Section 17-303(b)(7) of the Delaware LP Act.  Notwithstanding anything contained herein to the contrary, the delegation to any committee of the Series Board of a Series of any management powers over the business and affairs of such Series pursuant to the provisions of this Agreement shall not cause the General Partner to cease to be a general partner of the Partnership nor shall it cause such committee of the Series Board of such Series or any member thereof to be a general partner of such Series or any other Series or the Partnership or to have or be subject to any liabilities of a general partner of the Partnership or any Series that may be applicable.

(b)                                 The Partnership Board may, by resolution, designate from among the Directors of the Partnership one or more committees (including an Audit Committee, a Risk and Underwriting Committee and a Compensation Committee), each of which shall be comprised of one or more Directors, and may designate one or more of the Directors as alternate members of any committee, who may, subject to any limitations imposed by the Partnership Board, replace absent or disqualified Directors at any meeting of that committee.  Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Partnership Board, other than the right to approve any matters on behalf of the Partnership or the full Partnership Board, subject to the limitations set forth in the Delaware LP Act, if any, or in the establishment of the committee.  Any member of any such committee of the Partnership Board may be removed from such committee by a Majority of the Partnership Board.  Unless the resolution designating a particular committee or this Agreement expressly so provides, a committee of the Partnership Board shall not have the authority to authorize or make a distribution to the Limited Partners or to authorize the issuance of Units relating to any Series or the Partnership.  Any committee of the Partnership Board of Directors shall constitute a committee within the meaning of Section 17-303(b)(7) of the Delaware LP Act.  Notwithstanding anything contained herein to the contrary, the delegation to any committee of the Partnership Board of any management powers over the business and affairs of the Partnership pursuant to the provisions of this Agreement shall not cause the General Partner to cease to be a general partner of the Partnership, nor shall it cause such committee of the Partnership Board or any member thereof to be a general partner of any Series or the Partnership or to have or be subject to any liabilities of a general partner of the Partnership or any Series that may be applicable.

3.3                               Officers.

(a)                                 Appointment of Officers.  The Partnership Board and the Series Board of each Series shall appoint individuals as officers (“officers”) of the Partnership or such Series, as applicable (which officers shall be agents of the Partnership or such Series), which officers may include a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Investment Officer, a Head of Asset Management, a Chief Strategy Officer, a General Counsel, a Head of Asset Management, a Head of Securitization, a Head of Merchant Banking and Capital Markets, a Secretary and such other officers (such as a Treasurer or any number of Vice Presidents or Managing Directors) as the Partnership Board or Series Board, as applicable, deems advisable.  No officer need be a Partner or a Director.  An individual may be appointed to more than one office in the Partnership or one or more Series.  No officer of the Partnership or a Series shall have any rights or powers beyond the rights and powers granted to such officer in this Agreement.  The officers of the Partnership and each Series as of the date hereof are listed on the attached Schedule 1.

(b)                                 Duties of Officers Generally.

(i)                                     Subject to the terms of any Officer Employment Agreement, under the direction of and, at all times, subject to the authority of the Series Board of the applicable Series, the officers of a Series shall have full and complete discretion to manage and control the day to day business, operations and affairs of such Series in the ordinary course of its business, to make all decisions affecting the day to day business, operations and affairs of such Series in the ordinary course of its business and to take all such actions as they deem necessary or appropriate to accomplish the foregoing, in each case, unless the Series Board of such Series shall have previously restricted (specifically or generally) such powers.  In addition, the officers of a Series shall have such other powers and duties as may be prescribed by the Series Board of such Series, this Agreement, or such officer’s Officer Employment Agreement.  The Chief Executive Officer and the President of a Series shall have the power and authority to delegate to any agents or employees of such Series any rights and powers of officers of such Series to manage and control the day-to-day business, operations and affairs of such Series in the ordinary course of its business, as the Chief Executive Officer or the President of such Series may deem appropriate from time to time, in each case, unless the Series Board of such Series shall have previously restricted (specifically or generally) such powers.  Notwithstanding anything contained herein to the contrary, the delegation to any officer of a Series of any management powers over the business and affairs of such Series pursuant to the provisions of this Agreement shall not cause the General Partner to cease to be the general partner of the Partnership, nor shall it cause such officer of such Series to be a general partner of such Series, any other Series, or the Partnership or to have or be subject to any liabilities of a general partner of such Series, any other Series, or the Partnership that may be applicable.  The officers of each Series shall constitute a committee within the meaning of Section 17-307(b)(7) of the Delaware LP Act.

(ii)                                  Subject to the terms of any Officer Employment Agreement, under the direction of and, at all times, subject to the authority of the Partnership Board, the officers of the Partnership shall have full and complete discretion to manage and control the day to day business, operations and affairs of the Partnership in the ordinary course of its business, to make all decisions affecting the day to day business, operations and affairs of the Partnership in the ordinary course of its business and to take all such actions as they deem necessary or appropriate to accomplish the foregoing, in each case, unless the Partnership Board shall have previously restricted (specifically or generally) such powers.  In addition, the officers of the Partnership shall have such other powers and duties as may be prescribed by the Partnership Board, this Agreement, or such officer’s Officer Employment Agreement.  The Chief Executive Officer and the President of the Partnership shall have the power and authority to delegate to any agents or employees of the Partnership any rights and powers of officers of the Partnership to manage and control the day-to-day business, operations and affairs of the Partnership in the ordinary course of its business, as the Chief Executive Officer or the President may deem appropriate from time to time, in each case, unless the Partnership Board shall have previously restricted (specifically or generally) such powers.  Notwithstanding anything contained herein to the contrary, the delegation to any officer of the Partnership of any management powers over the business and affairs of the Partnership pursuant to the provisions of this Agreement shall not cause the General Partner to cease to be the general partner of the Partnership, nor shall it cause such officer of the Partnership to be a general partner of any Series or of the Partnership or to have or be subject to any liabilities of a general partner of any Series or the Partnership that may be applicable.  The officers of the Partnership shall constitute a committee within the meaning of Section 17-307(b)(7) of the Delaware LP Act.

(c)                                  Authority of Officers.  Subject to Section 3.3(b), any officer of the Partnership shall have the right, power and authority to transact business in the name of the Partnership or to act for or on behalf of or to bind the Partnership, and any officer of a Series shall have the right, power and authority to transact business in the name of such Series or to act for or on behalf of or to bind such Series.  With respect to all matters within the ordinary course of business of the Partnership or a Series, third parties dealing with the Partnership or such Series may rely conclusively upon any certificate of any officer to the effect that such officer is acting on behalf of the Partnership or such Series.

(d)                                 Removal, Resignation and Filling of Vacancy of Officers.  The Partnership Board and each Series Board may remove any officers of the Partnership or such Series, respectively, for any reason or for no reason, at any time.  Any officer may resign at any time by giving written notice to the Partnership Board or Series Board of the applicable Series, as applicable, and such resignation shall take effect at the date of the receipt of such notice or any later time specified in that notice; provided that, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any such resignation shall be without prejudice to the rights, if any, of the Partnership, such Series, or such officer under this Agreement.  A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to such office.

(e)                                  Compensation of Officers.  Officers shall be entitled to receive compensation from the Partnership or Series, as applicable, as determined by the Partnership Board or Series Board of such Series, as applicable, and in accordance with any applicable Officer Employment Agreement.

(f)                                   Chief Executive Officer.  Under the direction of and, at all times, subject to the authority of the Partnership Board or Series Board of the applicable Series, as applicable, the Chief Executive Officer of the Partnership or a Series shall have general supervision over the day to day business, operations and affairs of the Partnership or such Series, as applicable, and shall perform such duties and exercise such powers as are incident to the office of chief executive officer of a corporation organized under the GCL or as set forth in the Chief Executive Officer’s Officer Employment Agreement.  The Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Partnership Board or Series Board of the applicable Series, as applicable, or as set forth in the Chief Executive Officer’s Officer Employment Agreement.

(g)                                  President.  Under the direction of and, at all times, subject to the authority of the Partnership Board or Series Board of the applicable Series, as applicable, the President of the Partnership or a Series, if any, shall perform such duties and exercise such powers as are incident to the office of president of a corporation organized under the GCL or as set forth in the President’s Officer Employment Agreement.  In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer.  The President shall have such other powers and perform such other duties as may from time to time be prescribed by the Partnership Board or Series Board of the applicable Series, as applicable, or as set forth in the President’s Officer Employment Agreement.

(h)                                 Chief Financial Officer.  The Chief Financial Officer of the Partnership or a Series shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Partnership or such Series, as applicable, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, and LP Units (in the case of the Partnership) or Series Units (in the case of a Series), and, in general, shall perform all the duties incident to the office of the chief financial officer of a corporation organized under the GCL.  The Chief Financial Officer of the Partnership or a Series shall (i) have the custody of the funds and securities of the Partnership or such Series, as applicable; (ii) keep full and accurate accounts of receipts and disbursements in books belonging to the Partnership or such Series, as applicable; (iii) keep a register of the addresses of each Partner of the Partnership or such Series, as applicable, which shall be furnished to the Secretary of the Partnership or such Series, as applicable, by such Partner; and (iv) with respect to the Chief Financial Officer of the Partnership, have general charge of the Limited Partners Schedule.  The Chief Financial Officer of the Partnership or a Series shall have such other powers and perform such other duties as may from time to time be prescribed by the Partnership Board or Series Board of the applicable Series, as applicable, the Chief Executive Officer and/or the President of the Partnership or such Series.

(i)                                     Secretary.  The Secretary of the Partnership or a Series shall: (i) keep the minutes of the meetings of the Partners and the Partnership Board or Series Board, as applicable, in one or more books provided for that purpose; (ii) cause all notices to be given by Partnership or such Series, as applicable, are duly given in accordance with the provisions of this Agreement and as required by law; (iii) be custodian of the company records of Partnership or such Series, as applicable; and (iv) in general perform all duties incident to the office of the secretary of a corporation organized under the GCL or as set forth in the Secretary’s Officer Employment Agreement, if any.  The Secretary of the Partnership or a Series shall have such other powers and perform such other duties as may from time to time be prescribed by the Partnership Board or Series Board of the applicable Series, as applicable, the Chief Executive Officer and/or the President of the Partnership or such Series.

(j)                                    Other Officers.  All other officers of the Partnership and each Series shall have such powers and perform such duties as may from time to time be prescribed by the Partnership Board or Series Board of the applicable Series, as applicable, the Chief Executive Officer and/or the President of the Partnership or such Series.

3.4                               Fiduciary Duties.  The Directors of the Partnership and each Series, in the performance of their duties as such, shall owe to the Partners of the Partnership or such Series, as applicable, all fiduciary duties of the type owed by the directors of a corporation to the stockholders of such corporation under the laws of the State of Delaware, including duties of loyalty and care; provided that the Directors of a Series, in the performance of their duties as such, shall not owe any duties (including fiduciary duties) to the Partners of any other Series.  The officers of the Partnership, in the performance of their duties as such, shall owe to the Partners duties of loyalty and care of the type owed by the officers of a corporation to the stockholders of such corporation under the laws of the State of Delaware.  The officers of each Series, in the performance of their duties as such, shall owe to the Partners of such Series duties of loyalty and care of the type owed by the officers of a corporation to the stockholders of such corporation under the laws of the State of Delaware; provided that such officers, in the performance of their duties as such, shall not owe any duties (including fiduciary duties) to the Partners of any other Series.  Notwithstanding anything contained herein to the contrary, no Director or officer of the Partnership or any Series who is employed with, a member or partner of, or a consultant to TCP, GI Manager, any Person that is an Affiliate of TCP or GI Manager, or any other Person as the Partnership Board may hereafter designate as being covered by the terms of this sentence (in each case, other than the Partnership or any of its Subsidiaries) shall have any duty or obligation to bring any “corporate opportunity” to the Partnership.

3.5                               Performance of Duties; Liability of Directors and Officers.  In performing his or her duties, each of the Directors and the officers of the Partnership and each Series shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Partnership or such Series or any facts pertinent to the existence and amount of assets from which distributions to Limited Partners might properly be paid), of the following other Persons or groups:  (a) one or more officers or employees of the Partnership or any Series, as applicable, or any of their respective Subsidiaries; (b) any attorney, independent accountant, or other Person employed or engaged by the Partnership or such Series or any of their respective Subsidiaries; or (c) any other Person who has been selected and monitored with reasonable care by or on behalf of the Partnership or such Series or any of their respective Subsidiaries, in each case, as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence.  The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in the Delaware LP Act or otherwise pursuant to applicable Delaware law.  No individual who is a Director or an officer of the Partnership or a Series, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Partnership, any Series, or any of their respective Subsidiaries, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Director or an officer of a Series or any combination of the foregoing.

3.6                               Indemnification.  Notwithstanding Section 3.4, the General Partner, the Directors and officers of the Partnership and each Series, and each officer or director of the General Partner (collectively, with the Directors and officers of the Partnership or such Series and the General Partner, the “Protected Persons”) shall not be liable, responsible or accountable for damages or otherwise to the Partnership or any Series or any of their respective Subsidiaries, or to the Partners, and, to the fullest extent allowed by law, each Protected Person shall be indemnified and held harmless by the Partnership and each Series, including advancement of reasonable attorneys’ fees and other expenses from and against all claims, liabilities, and expenses arising out of any management of the affairs of the Partnership, such Series, or any of its Subsidiaries; provided that (a) such Protected Person’s course of conduct was pursued in good faith and believed by such Protected Person to be in the best interests of the Partnership or the applicable Series and was reasonably believed by such Protected Person to be within the scope of authority conferred on such Protected Person pursuant to this Agreement and (b) such course of conduct did not constitute willful misconduct on the part of such Protected Person and otherwise was in accordance with the terms of this Agreement.  The rights of indemnification provided in this Section 3.6 are intended to provide indemnification of the Protected Persons to the fullest extent permitted by the GCL regarding a corporation’s indemnification of its directors and officers and will be in addition to any rights to which the Protected Persons may otherwise be entitled by contract or as a matter of law and shall extend to such Protected Persons’ heirs, personal representatives and assigns.  The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 3.6.  The right of each Protected Person to indemnification pursuant to this Section 3.6 may be conditioned upon the delivery by such Protected Person of a written undertaking to repay such amount if such Protected Person is determined pursuant to this Section 3.6 or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation.

ARTICLE IV

ESTABLISHMENT OF SERIES; LIMITED PARTNERS AND GENERAL PARTNER

4.1                               Establishment and Designation of the Series.  Effective as of the date hereof, the Partnership hereby authorizes the establishment of series of the Partnership pursuant to Section 17-218 of the Delaware LP Act and establishes two separate series of the Partnership as described in subsections (a) and (b) below (each, a “Series”).

(a)                                 The “Series REIT” (“Series REIT”) is hereby established and shall have allocated to, and associated with, such series any and all assets and liabilities that may hereafter be acquired by or allocated to, and associated with, the Series REIT, subject to subsection (d) below.

(b)                                 The “Series TRS” (“Series TRS”) is hereby established and shall have allocated to, and associated with, such series any and all assets and liabilities that may hereafter be acquired by or allocated to, and associated with, the Series TRS, subject to subsection (d) below.

(c)                                  Legal title to any assets allocated to a Series may be held in the name of such Series or in the Partnership’s name, as may be determined by the General Partner.  Each Series may issue Units in such Series, as determined by the Series Board of such Series.

(d)                                 Notwithstanding anything herein to the contrary, from the Effective Time through and including December 30, 2014, (i) the Partnership shall continue to be the legal and beneficial owner of all assets, property, profit, loss, liabilities or any interests therein, whether now existing or hereafter arising, of the Partnership, without allocating, granting, assigning, transferring to any Series, or authorizing any Series to acquire, effective prior to December 31, 2014, or ascribing to any Series, effective prior to December 31, 2014, any particular rights, assets, profits, losses, or liabilities and (ii) no Series shall, nor shall any Series be permitted to, individually or jointly, or jointly and severally, own, lease, maintain, hold, acquire, purchase, take assignment of, finance, pledge, grant liens on, or dispose of any asset or property, incur any indebtedness, guaranty, indemnity, liability or other obligation or enter into any contractual obligation or assumption of liabilities having an effective time prior to December 31, 2014, or any agreement or instrument of any kind or nature whatsoever, except, with respect to contractual obligations only, each Series may enter into an independent director agreement, establish bank accounts, obtain a federal income tax identification number and all required licenses or authorizations to do business and such other similar administrative actions (including customary indemnification requirements in connection therewith) that individually or in the aggregate do not involve a financial obligation in excess of $25,000.

4.2                               Limitations on the Series.

(a)                                 Separate and distinct records shall be maintained for each Series and the assets and liabilities associated with each Series shall be held and accounted for separately from the other assets and liabilities of any other Series for all purposes.  Each Series shall maintain separate bank accounts from each other Series.  Each Series may issue separate Units having the terms, preferences, powers, rights, and obligations of Units as may be set forth herein and as may otherwise be set forth on an addendum to this Agreement to be adopted by the Series Board of the applicable Series, and this Agreement shall accordingly be amended with each such additional addendum.  All Profits and Losses generated by assets allocated to a Series shall inure to the benefit of only the Limited Partners holding Series Units in such Series in accordance with Section 8.1. Subject to Article X, a Series may not be terminated and its affairs wound up pursuant to Section 17-218(k) of the Delaware LP Act without approval of a Majority of the Series Board of such Series and the written approval of the LP Majority Holders and the General Partner.

(b)                                 All debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series shall be enforceable against the assets associated with such Series only and not against the assets of the Partnership generally or any other Series, and none of the debts, liabilities, obligations, or expenses incurred, contracted for, or otherwise existing with respect to the Partnership generally or any other Series shall be enforceable against the assets associated with such Series.  Any Person extending credit to, contracting with, or otherwise having any claim against any Series may look only to the assets associated with that Series to satisfy any such obligation or claim and shall have no claim or right to any assets allocated to or belonging to any other Series or the Partnership generally.  Notice of this limitation on liabilities to Series has been set forth in the Certificate of Limited Partnership, and the statutory provisions of Section 17-218 of the Delaware LP Act (and the statutory effect under Section 17-218 of setting forth such notice in the Certificate of Limited Partnership) shall be applicable to the Partnership and each Series that is hereby, and after the Effective Time may be, established.

(c)                                  Each Series hereby acknowledges and agrees that any UCC financing statement, or similar filing, made or to be made in respect of indebtedness or other obligations associated with a Series, in order to perfect a security interest in assets associated with such Series may be filed in the name of the Partnership alone (in addition to any such filing that may or may not be made in the name of such Series).  Each Series agrees not to challenge the validity of such filing by reason of its being made in the name of the Partnership (and not in the name of such Series).

4.3                               Registered Limited Partners.  The Partnership and each Series shall be entitled to treat the owner of record of any Units as the owner in fact of such Unit for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware.

4.4                               Limitation of Liability.  No Partner (including any general partner) will be obligated personally for any debt, obligation or liability of the Partnership, any Series or any of their respective Subsidiaries or other Partners by reason of being a Partner, whether arising in contract, tort or otherwise.  No Partner shall be obligated to make any Capital Contribution to the Partnership or any Series.  No Partner will have any fiduciary or other duty to another Partner with respect to the business and affairs of the Partnership or of any Series or any of their respective Subsidiaries.  No Partner will have any responsibility to restore any negative balance in his or her Capital Account in respect of any Series or to contribute to or in respect of the liabilities or obligations of the Partnership or of any Series or any of their respective Subsidiaries or return distributions made by the Partnership or any Series; provided that a Partner shall be required to return any distribution to the extent required by the Delaware LP Act or made to it in error.

4.5                               Withdrawal or Resignation by a Limited Partner.  So long as a Limited Partner continues to own or hold any Units, such Limited Partner shall not have the ability to withdraw or resign as a Limited Partner of the Partnership or of any Series prior to the dissolution and winding up of the Partnership or termination of the applicable Series in which it holds Units and any such withdrawal, resignation, attempted withdrawal or attempted resignation by a Limited Partner prior to the dissolution and winding up of the Partnership or termination of the applicable Series shall be null and void.  As soon as any Person who is a Limited Partner ceases to own or hold any LP Units or Series Units, such Person shall no longer be a Limited Partner of the Partnership or of such Series, respectively.

4.6                               Death of a Limited Partner.  The death of any individual Limited Partner shall not cause the dissolution of the Partnership or termination of any Series.  In such event the Partnership and its business shall be continued by the remaining Partner or Partners and the Units owned by the deceased Limited Partner shall automatically be transferred to such Limited Partner’s heirs (provided that, within a reasonable time after such transfer, the applicable heirs shall sign a written joinder to this Agreement substantially in the form of Exhibit A attached hereto).

4.7                               Authority.  No Limited Partner, in its capacity as a Limited Partner, shall have the power to act for or on behalf of, or to bind the Partnership or any Series.

4.8                               Outside Activities.  Subject to the terms of any written agreement by any Partner to the contrary (including the non-competition agreements with employees of the Partnership or any of its Subsidiaries), a Partner may have business interests and engage in business activities in addition to those relating to the Partnership or any Series, including business interests and activities which compete with the Partnership or any Series, and no Partner (unless such Partner is an employee of the Partnership or any Series or one of their respective Subsidiaries and his or her employment agreement with the Partnership or such Series or Subsidiary, if any, does not provide to the contrary) shall have any duty or obligation to bring any “corporate opportunity” to the Partnership or any Series.  Subject to the terms of any written agreement by any Partner to the contrary, neither the Partnership nor any Series or other Partner shall have any rights by virtue of this Agreement in any business interests or activities of any Partner.

4.9                               General Partner.  The Partnership shall have one (1) “general partner” (as that term is used in the Delaware LP Act), and, as of the date hereof, such general partner is LCC Corporation.  The General Partner (solely in its capacity as the General Partner) has no right or obligation to make Capital Contributions, has no right to receive, and will not receive, any distributions under this Agreement (or otherwise from the Partnership or any Series), and has no right to receive, and will not receive, any allocation of Profits, Losses, or other items of income, gain, loss, deduction or credits of the Partnership or any Series under this Agreement (or otherwise from the Partnership or any Series).  Except as required by applicable law, the General Partner agrees not to resign or withdraw from the Partnership or any Series except with the prior written approval of the LP Majority Holders.

4.10                        Transfer of General Partnership Interest.  The General Partner may Transfer or assign its General Partnership Interest only if approved in writing by the LP Majority Holders.  Any attempted Transfer or assignment of a General Partnership Interest in violation of the preceding sentence shall be deemed null and void for all purposes.  Subject in all events to the restrictions on any Transfer or assignment of the General Partnership Interest otherwise contained in this Section 4.10, no Transfer or assignment of the General Partnership Interest otherwise permitted by this Section 4.10 may be completed until the prospective transferee is admitted as the general partner of the Partnership by executing and delivering to the Partnership a written undertaking to be bound by the terms and conditions of this Agreement as the general partner in such form as shall be reasonably acceptable to the Partnership Board, in which case the transferor (i) shall then cease to be the General Partner and (ii) shall then no longer possess or have the power to exercise any rights or powers of the General Partner.

4.11                        Certain Administrative Expenses of the General Partner.  The Partnership and each Series shall, or shall cause one of their respective Subsidiaries to, pay directly on behalf of the General Partner (or reimburse the General Partner for), their pro rata share (as determined by the Partnership Board) of all out-of-pocket expenses incurred by the General Partner in connection with the General Partner’s organization, continued existence as a corporation and corporate governance, including, without limitation, costs of securities offerings, litigation costs and damages arising from litigation, accounting and legal costs, costs associated with the preparation and filing of any tax returns, financial statements or filings with the SEC (as well as any similar type state agency), any national securities exchange or inter-dealer quotation system as well as any and all other administrative related out-of-pocket expenses that may be incurred by, or for the benefit of, the General Partner (or any Subsidiary of the General Partner that is not the Partnership or a Subsidiary of the Partnership (a “GP Subsidiary”)), in each case, other than any Federal, state or local income taxes of the General Partner or any GP Subsidiary.  For the avoidance of doubt, such expenses shall not include amounts payable by the General Partner under any tax receivable or similar agreement.  In no event will any payment by the Partnership or a Series (or any of their respective Subsidiaries) to, or for the benefit of, the General Partner or any GP Subsidiary pursuant to this Section 4.11 be deemed to be a distribution to the General Partner for purposes of this Agreement.

ARTICLE V

UNITS; LIMITED PARTNERSHIP INTERESTS

5.1                               Limited Partners Schedule; Units Generally.  The Limited Partnership Interests of the Limited Partners shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series, with each type, class or series having the rights and privileges set forth in this Agreement.  The Partnership shall maintain a schedule of all Limited Partners from time to time, and the respective Units held by them (as the same may be amended, modified or supplemented from time to time, the “Limited Partners Schedule”).  Ownership of a Unit (or fraction thereof) shall not entitle a Limited Partner to call for a partition or division of any property of the Partnership or for any accounting.

5.2                               Authorization of Units.

(a)                                 LP Units.  The Partnership is hereby authorized to issue LP Units.  All LP Units issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding immediately following the Effective Time and shall be governed by the terms of this Agreement.

(b)                                 Series Units.  Each Series is hereby authorized to issue of Series Units of such Series of any type, class or group.  With respect to such other types, classes and groups of Series Units, subject to the provisions of Section 5.3, the Series Board of each Series is authorized to provide for the issuance of such Series Units in any type, class or group by adopting an addendum to this Agreement to reflect such issuance and to establish the Series Units to be included in each such type, class or group, and to fix the relative rights, obligations, preferences and limitations of the Series Units of each such type, class or group.

(c)                                  Other Units.  In addition to LP Units, the Partnership is hereby authorized to issue other types, classes and groups of Units.  With respect to such other types, classes and groups of Units, subject to the provisions of Section 5.3, the Partnership Board is authorized to provide for the issuance of such Units in any type, class or group by amending this Agreement to reflect such issuance and to establish the Units to be included in each such type, class or group, and to fix the relative rights, obligations, preferences and limitations of the Units of each such type, class or group.

5.3                               Issuance of Units.  Subject to the limitations contained in Section 11.3, the Partnership (with the approval of the Partnership Board) may issue additional LP Units or other Units, and each Series (with the approval of the Series Board of such Series) may issue additional Series Units that, in each case, the Partnership Board or Series Board of the applicable Series may provide for pursuant to Section 5.2(b) or Section 5.2(c) above.  Upon the issuance of any such Units by the Partnership or a Series, the Partnership Board or the applicable Series Board shall adjust the Capital Accounts of the Partnership or such Series, as applicable, with respect to the Limited Partners holding Units as necessary in accordance with Section 6.2.

5.4                               New Limited Partners.  In order for a Person to be admitted as a Limited Partner of the Partnership or a Series, such Person shall have executed and delivered to the Partnership a written joinder to this Agreement substantially in the form of Exhibit A hereto.  Upon the amendment of the Limited Partners Schedule by the Partnership and the satisfaction of any other applicable conditions, including, if a condition, the receipt by the Partnership of payment for the issuance of any applicable Units, such Person shall be admitted as a Limited Partner and deemed listed as such on the books and records of the Partnership and shall be issued such Limited Partner’s Units, and the Partnership shall modify the Limited Partners Schedule to reflect such admittance.  The Partnership Board or Series Board of the applicable Series shall also adjust the Capital Accounts of the Limited Partners in respect of the Partnership or such Series, as applicable, as necessary in accordance with Section 6.2.

5.5                               Ladder Class A Shares.  The Partnership and LCC Corporation hereby agree that:

(a)                                 Additional Ladder Class A Shares.

(i)                                     If at any time LCC Corporation issues any Ladder Class A Shares (other than an issuance of the type covered by Section 5.5(a)(ii)), LCC Corporation shall promptly contribute to the Partnership all the net proceeds (if any) received by LCC Corporation with respect to the issuance of such Ladder Class A Shares.  Upon the contribution by LCC Corporation to the Partnership of all such net proceeds (if any) so received by LCC Corporation, the Partnership shall issue to LCC Corporation a number of LP Units that is equal to the number of Ladder Class A Shares issued, registered in the name of LCC Corporation, such that, at all times, the number of LP Units held by LCC Corporation (as well as any direct or indirect wholly-owned Subsidiary of LCC Corporation) equals the number of outstanding Ladder Class A Shares.

(ii)                                  If at any time LCC Corporation issues one or more Ladder Class A Shares in connection with an equity incentive program (including, without limitation, pursuant to the 2011 Phantom Equity Plan), whether such Ladder Class A Share(s) are issued upon exercise (including cashless exercise) of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Partnership shall issue to LCC Corporation an equal number of LP Units registered in the name of LCC Corporation; provided that LCC Corporation shall be required to contribute all of the net proceeds (if any) received by LCC Corporation from or otherwise in connection with such issuance of one or more Ladder Class A Shares, including the exercise price of any option exercised, to the Partnership.  If any such Ladder Class A Shares so issued by LCC Corporation in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the LP Units that are issued by the Partnership to LCC Corporation in connection therewith in accordance with the preceding provisions of this Section 5.5(a)(ii) shall be subject to vesting or forfeiture on the same basis; and if any of such Ladder Class A Shares vest or are forfeited, then an equal number of LP Units issued by the Partnership in accordance with the preceding provisions of this Section 5.5(a)(ii) shall automatically vest or be forfeited. Any cash or property held by LCC Corporation in respect of dividends paid on restricted Ladder Class A Shares that fail to vest shall be returned to the Partnership upon the forfeiture of such restricted Ladder Class A Shares.

(iii)                               For purposes of this Section 5.5(a), “net proceeds” means gross proceeds to LCC Corporation from the issuance of Ladder Class A Shares less all bona fide out-of-pocket expenses of LCC Corporation in connection with such issuance.

(b)                                 Repurchase or Redemption of Ladder Class A Shares.  If, at any time, any Ladder Class A Shares are repurchased or redeemed (whether by exercise of a put or call, pursuant to an open market purchase, automatically or by means of another arrangement) by LCC Corporation for cash and subsequently cancelled, then the Partnership shall, immediately prior to such repurchase or redemption of Ladder Class A Shares, redeem an equal number of LP Units held by LCC Corporation, at an aggregate redemption price for the LP Units equal to the aggregate purchase or redemption price of the Ladder Class A Shares being repurchased or redeemed by LCC Corporation (plus any expenses related thereto) and upon such other terms as are the same for the Ladder Class A Shares being repurchased or redeemed by LCC Corporation.

(c)                                  Changes in Ladder Class A Shares.  Any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of Ladder Class A Shares shall be accompanied by an identical subdivision or combination, as applicable, of LP Units.

5.6                               2008 Incentive Equity Plan and Equity Grant Agreements.  Any and all references in the 2008 Incentive Equity Plan or any Equity Grant Agreement to any “Forfeited Class A-2 Common Unit”, any “Re-Issued Class A-2 Common Unit”, any “Repurchased Class A-2 Common Unit”, or to “Section 5.9”, “Section 5.10” or “Section 5.11” of the “Partnership Agreement” or the “LLC Agreement,” and any related provisions set forth in the 2008 Incentive Equity Plan or any Equity Grant Agreement applicable specifically with respect to such terms, shall be deemed to be null and void.

ARTICLE VI

CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

6.1                               Capital Contributions.  Prior to the Effective Time, each Limited Partner made, or was deemed to have made, the Capital Contributions giving rise to such Limited Partner’s Capital Account in the Partnership as of immediately prior to the Effective Time.  No Limited Partner shall make or be required to make any additional Capital Contributions to the Partnership or any Series with respect to such Limited Partner’s LP Units.

6.2                               Capital Accounts.

(a)                                 Maintenance Rules.  There shall be maintained for each Limited Partner a separate capital account with respect to the Partnership and each Series in which such Limited Partner holds a Unit (a “Capital Account”) in accordance with this Section 6.2(a).  Each Capital Account shall be maintained in accordance with the following provisions:

(i)                                     RESERVED

(ii)                                  Such Capital Account in respect of the Partnership or a Series, as applicable, shall be increased by the cash amount or Book Value of any property contributed by such Limited Partner to the Partnership or such Series pursuant to this Agreement, such Limited Partner’s allocable share of Profits of the Partnership or such Series and any items in the nature of income or gains of the Partnership or such Series which are specially allocated to such Limited Partner pursuant to Section 5.5(d), Section 8.2 or Section 8.3, and the amount of any liabilities of the Partnership or such Series assumed by such Limited Partner or which are secured by any property of the Partnership or such Series distributed to such Limited Partner.

(iii)                               Such Capital Account in respect of the Partnership or a Series, as applicable, shall be decreased by the cash amount or Book Value of any property of the Partnership or such Series distributed to such Limited Partner pursuant to this Agreement, such Limited Partner’s allocable share of Losses of the Partnership or such Series, as applicable, and any items in the nature of deductions or losses of the Partnership or such Series, which are specially allocated to such Limited Partner pursuant to Section 8.2 or Section 8.3 and the amount of any liabilities of such Limited Partner assumed by the Partnership or such Series or which are secured by any property contributed by such Limited Partner to the Partnership or such Series.

(iv)                              If all or any portion of a Unit is transferred in respect of the Partnership or a Series, as applicable, in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account in respect of the Partnership or such Series of the transferor to the extent it relates to the transferred Unit (or portion thereof).

(v)                                 Upon any revaluation described in paragraph (B) of the definition of “Book Value”, the Capital Accounts of the Limited Partners in respect of the Partnership or the applicable Series shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f).

(vi)                              In determining the amount of any liability for purposes of subsections (ii) and (iii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and the Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.  If the Series Board of a Series determines that it is prudent to modify the manner in which the Capital Accounts of such Series, or any increases or decreases to the Capital Accounts of such Series, are computed in order to comply with such Treasury Regulations, the Series Board of such Series may authorize such modifications.  If the Partnership Board determines that it is prudent to modify the manner in which the Capital Accounts with respect to the Partnership, or any increases or decreases to the Capital Accounts with respect to the Partnership, are computed in order to comply with such Treasury Regulations, the Partnership Board may authorize such modifications.

(b)                                 Definition of Profits and Losses.  “Profits” and “Losses” mean, for each Taxable Year or other period, an amount equal to the taxable income or loss, respectively, of the Partnership and each Series for such Taxable Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)                                     The computation of all items of income, gain, loss and deduction shall include tax exempt income and those items described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

(ii)                                  If the Book Value of any property of the Partnership or any Series is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property (provided that if the Book Value of any property of the Partnership or a Series is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5)(i), the allocation of gain or loss shall be made immediately prior to the related acquisition of the interest in the Partnership or such Series, as applicable).

(iii)                               Items of income, gain, loss or deduction attributable to the disposition of property of the Partnership or a Series having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property, notwithstanding that the adjusted tax basis of such property differs from its Book Value.

(iv)                              Items of depreciation, amortization and other cost recovery deductions with respect to property of the Partnership or a Series having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v)                                 To the extent an adjustment to the adjusted tax basis of any property of the Partnership or a Series pursuant to Code Sections  732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

6.3                               Negative Capital Accounts.  If any Partner has a deficit balance in its Capital Account with respect to the Partnership or any Series, such Partner shall have no obligation to restore such negative balance or to make any Capital Contributions to the Partnership or such Series by reason thereof, and such negative balance shall not be considered an asset of any Series, the Partnership or any Partner.

6.4                               No Withdrawal.  No Limited Partner will be entitled to withdraw any part of his or its Capital Contribution or Capital Account with respect to the Partnership or any Series or to receive any distribution from the Partnership or any Series, except as expressly provided in this Agreement.

6.5                               Loans From Partners.  Loans by Partners to the Partnership or any Series shall not be considered Capital Contributions.

6.6                               Status of Capital Contributions.  No Partner shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account with respect to the Partnership or any Series, except as otherwise specifically provided in this Agreement.  Except as otherwise provided herein, no Partner shall be required to lend any funds to the Partnership or any Series or to make any additional Capital Contributions to the Partnership or any Series.

ARTICLE VII

DISTRIBUTIONS

7.1                               Generally.

(a)                                 Subject to Sections 7.2 and 7.3, the Partnership Board shall have sole discretion regarding the amounts and timing of distributions by the Partnership to Limited Partners, and the Series Board of each Series shall have sole discretion regarding the amounts and timing of distributions by such Series to Limited Partners of such Series, in each case, subject to the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Partnership or such Series, respectively, which shall include the payment or the making of provision for the payment when due of the Partnership’s obligations or such Series’ obligations, respectively, including the payment of any management or administrative fees and expenses or any other obligations.

(b)                                 Notwithstanding any provision to the contrary contained in this Agreement, (i) neither the Partnership nor any Series shall make any distribution to Limited Partners if such distribution would violate Section 17-607(a) or Section 17-218(j) of the Delaware LP Act, respectively, or other applicable law and (ii) in no event shall the General Partner (solely in its capacity as General Partner) be entitled to receive any distributions from the Partnership or any Series.

7.2                               Discretionary Distributions.  Subject to Section 7.3, available cash or other assets (taking such other assets into account at their Fair Market Value at the time of distributions) of the Partnership or associated with a Series shall be distributed, at such times and in such amounts as the Partnership Board (with respect to the Partnership) or the Series Board of a Series (with respect to such Series) respectively determine in their sole discretion, to the holders of the LP Units or Series Units of such Series, as applicable (pro rata based on the then issued and outstanding LP Units of the Partnership or Series Units of such Series, as applicable).  As a point of clarity, LCC Corporation will participate in any such distribution with respect to the issued and outstanding LP Units then owned by LCC Corporation.

7.3                               Tax Distributions.

(a)                                 Subject to the restrictions of any then applicable debt financing agreements of the Partnership, any Series, and any of their respective Subsidiaries and subject to the retention of any other amounts necessary to satisfy the obligations of the Partnership, any

Series, and any of their respective Subsidiaries, at least five days before each date prescribed by the Code for a calendar year individual to pay quarterly installments of estimated tax, the Partnership and each Series shall use commercially reasonable efforts to distribute to each Limited Partner cash in proportion to and to the extent of such Limited Partner’s Quarterly Estimated Tax Amount for the applicable calendar quarter with respect to the Partnership or such Series, as applicable.  If, at any time after the final Quarterly Estimated Tax Amount with respect to the Partnership or a Series has been distributed pursuant to the previous sentence with respect to any Taxable Year, the aggregate Tax Distributions with respect to the Partnership or such Series to the Limited Partners with respect to such Taxable Year are less than the Limited Partners’ aggregate Tax Amounts for such Taxable Year in respect of the Partnership or a Series (a “Shortfall Amount”), the Partnership or such Series, as applicable, shall use commercially reasonable efforts to distribute cash equal to the Shortfall Amount to each Limited Partner of the Partnership or such Series, as applicable, in proportion to the number of LP Units or Series Units owned by each Limited Partner.  The Partnership and each Series shall use commercially reasonable efforts to distribute any Shortfall Amount with respect to a Taxable Year before the 75th day of the next succeeding Taxable Year.  If the aggregate distributions made by the Partnership or a Series to the Limited Partners pursuant to this Section 7.3(a) for any Taxable Year exceed the Limited Partners’ aggregate Tax Amount (an “Excess Amount”), such Excess Amount shall reduce subsequent distributions that would be made pursuant to this Section 7.3(a).

(b)                                 (i) In addition to Tax Distributions described in Section 7.3(a), with respect to any applicable time period occurring prior to February 11, 2014, the Partnership will continue to be obligated to make Tax Distributions (as such term is defined in the Initial Agreement) after February 11, 2014, to the applicable Limited Partners (as such term is defined in the Initial Agreement) in the manner provided for in Section 7.3 of the Initial Agreement (but only to the extent such Tax Distributions were not otherwise made by the Partnership prior to February 11, 2014).  (ii) In addition to Tax Distributions described in Section 7.3(a), with respect to any applicable time period occurring prior to the Effective Time, the Partnership will be obligated to make Tax Distributions (as such term is defined in the First Amended and Restated Agreement) after the Effective Time to the applicable Limited Partners (as such term is defined in the Initial Agreement) in the manner provided for in Section 7.3 of the Initial Agreement (but only to the extent such Tax Distributions were not otherwise made by the Partnership prior to the Effective Time).

(c)                                  Distributions made by the Partnership and each Series pursuant to this Section 7.3 (including as described in Section 7.3(b)) shall not be considered advances on distributions by the Partnership or such Series made pursuant to Section 7.2, and shall not reduce the distributions to be made by the Partnership or such Series to any Limited Partner under Section 7.2.  No Limited Partner shall be liable to the Partnership or any Series for any amount distributed to it pursuant to this Section 7.3 or for any interest on such amount.

7.4                               Withholding Taxes.  If the Partnership or any Series is required by law to make any payment on behalf of a Limited Partner of the Partnership or such Series in his, her or its capacity as such (including in respect of withholding taxes, personal property taxes, and unincorporated business taxes, etc.), then the Partnership or such Series, as applicable, will reduce current or subsequent distributions which would otherwise be made to such Limited Partner with respect to the Partnership or such Series, as applicable, until the Partnership or such

Series, as applicable, has recovered the amount paid on behalf of such Limited Partner (and the amount of such reduction will be deemed to have been distributed for all purposes of this Agreement, but such deemed distribution will not further reduce such Limited Partner’s Capital Account with respect to the Partnership or such Series, as applicable).

ARTICLE VIII

ALLOCATIONS

8.1                               Allocations of Profits and Losses.  The Profit and Loss of the Partnership and each Series for any fiscal period shall be allocated among the Limited Partners in such a manner that, as of the end of such fiscal period and to the extent possible, the Capital Account of each Limited Partner with respect to the Partnership and such Series shall be equal to the respective net amount which would be distributed to such Limited Partner under this Agreement, determined as if the Partnership and each Series were to (a) liquidate the assets of the Partnership and each Series for an amount equal to their Book Value as of the end of such fiscal period and (b) distribute the proceeds in liquidation in accordance with Section 10.2.

8.2                               Regulatory and Special Allocations.  Notwithstanding the provisions of Section 8.1:

(a)                                 To the extent an adjustment to the adjusted tax basis of any asset of the Partnership or associated with a Series pursuant to Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts of the Partnership or such Series, the amount of such adjustment to the Capital Accounts of the Partnership or such Series shall be treated, as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), as an item of Profit (if the adjustment increases the basis of the asset) or Loss (if the adjustment decreases such basis) and such Profit or Loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts in respect of the Partnership or such Series are required to be adjusted pursuant to the Treasury Regulations.

(b)                                 If there is a net decrease in Partnership Minimum Gain with respect to the Partnership or any Series (determined according to Treasury Regulation Section 1.704-2(d)(1)) during any Taxable Year, each Limited Partner of the Partnership or such Series, as applicable, shall be specially allocated Profits of the Partnership or such Series for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain in the Partnership or such Series, determined in accordance with Treasury Regulation Section 1.704-2(g).  The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(f)(6) and 1.704-2(j)(2).  This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(c)                                  Partner Nonrecourse Deductions with respect to the Partnership or any Series shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i).  Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Minimum Gain with respect to the Partnership or any Series during any Taxable Year, each Limited Partner of the Partnership or such Series, as applicable, that has a share of such Partner Minimum Gain shall be specially allocated Profits of the Partnership or such Series for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Partner’s share of the net decrease in Partner Minimum Gain in the Partnership or such Series.  Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Section 1.704-2(i)(4) and 1.704-2(j)(2).  This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(d)                                 In the event any Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) with respect to the Partnership or any Series, Profits of the Partnership or such Series, as applicable, shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of the Partnership or such Series created by such adjustments, allocations or distributions as quickly as possible.  This paragraph is intended to comply with the qualified income offset requirement in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(e)                                  The allocations set forth in paragraphs (a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704.  Notwithstanding any other provisions of this Article VIII (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses with respect to the Partnership or any Series among Partners holding LP Units or Series Units in such Series, as applicable, so that, to the extent possible, the net amount of such allocations of Profits and Losses of the Partnership or such Series and other items and the Regulatory Allocations to each Limited Partner of the Partnership or such Series shall be equal to the net amount that would have been allocated to such Limited Partner if the Regulatory Allocations had not occurred.

8.3                               Curative Allocations.  If the Tax Matters Partner determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of income, gain, loss, deduction or credit with respect to the Partnership or any Series is not specified in this Article VIII (an “unallocated item”), or that the allocation of any item of income, gain, loss, deduction or credit with respect to the Partnership or such Series hereunder is clearly inconsistent with the Partners’ economic interests in the Partnership or such Series (determined by reference to the general principles of Treasury Regulation Section 1.704-1(b) and the factors set forth in Treasury Regulation Section 1.704-1(b)(3)(ii)) (a “misallocated item”), then the Partnership Board, with respect to the Partnership, or the Series Board of such Series, with respect to a Series, may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests; provided that no such allocation will be made without the prior consent of each Limited Partner that would be affected thereby (which consent no such Limited Partner may unreasonably withhold); and provided, further, that no such allocation shall have any material effect on the amounts distributable to any Partner, including the amounts to be distributed upon the complete liquidation of the Partnership.

8.4                               Tax Allocations.

(a)                                 All income, gains, losses, deductions and credits of the Partnership and each Series shall be allocated, for federal, state and local income tax purposes, among the Partners of the Partnership and such Series, respectively, in accordance with the allocation of such income, gains, losses, deductions and credits among such Partners for computing their Capital Accounts with respect to the Partnership and such Series, except that if any such allocation for tax purposes is not permitted by the Code or other applicable law, the subsequent income, gains, losses, deductions and credits with respect to the Partnership and such Series, as applicable, shall be allocated among the Partners for tax purposes, to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts with respect to the Partnership and such Series.  Each item of income, gain, loss, deduction and credit realized by the Partnership and each Series in any taxable year shall be allocated pro rata to the Partners according to the amount of Profit or Loss, as the case may be, of the Partnership or such Series, as applicable, allocated to them in such year.

(b)                                 Items of taxable income, gain, loss and deduction of the Partnership or a Series with respect to any property contributed to the capital of the Partnership or such Series shall be allocated among the Partners in accordance with Code Section 704(c) and the traditional method of Treasury Regulation Section 1.704-3(b), or such other method elected by the Partnership Board, with respect to the Partnership, or the Series Board of such Series, with respect to a Series, so as to take account of any variation between the adjusted basis of such property to the Partnership or such Series for federal income tax purposes and its Book Value.

(c)                                  If the Book Value of any property of the Partnership or any Series is adjusted pursuant to Section 6.2(a)(iv), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

(d)                                 Allocations of tax credit, tax credit recapture, and any items related thereto of the Partnership or a Series shall be allocated to the Partners of the Partnership or such Series, as applicable, according to their interests in such items as determined by the Partnership Board, with respect to the Partnership, or the Series Board of such Series, with respect to a Series, taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e)                                  Allocations pursuant to this Section 8.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account in respect of the Partnership or a Series or share of Profits, Losses, distributions or other items of the Partnership or any Series pursuant to any provisions of this Agreement.

ARTICLE IX

ELECTIONS AND REPORTS

9.1                               Generally.  The Partnership and each Series will keep appropriate books and records with respect to the business of the Partnership and such Series.  Series REIT shall exercise full and exclusive discretion over all tax matters relating to or affecting Series REIT.  Series TRS shall exercise full and exclusive discretion over all tax matters relating to or affecting Series TRS.

9.2                               Tax Status.  The Partners intend that the Partnership and each Series be treated as a separate partnership for federal, state and local income tax purposes and that the Partnership and each Series and each Partner shall file all tax returns on the basis consistent therewith.

9.3                               Tax Elections.  The Partnership Board, with respect to the Partnership, and the Series Board of each Series Board, with respect to such Series, will determine whether to make or revoke any available election by the Partnership or such Series, as applicable, pursuant to the Code.  Each Partner will upon request supply the information necessary to give proper effect to any such election.

9.4                               Tax Controversies.  The General Partner shall be the “Tax Matters Partner” (as such term is defined in Code Section 6231) for the Partnership and each Series.  The Tax Matters Partner is authorized and required to represent the Partnership and each Series (at the expense of the Partnership or such Series, as applicable) in connection with all examinations of the Partnership’s and such Series’ affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend funds of the Partnership and such Series for professional services and costs associated therewith.  Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings.  Subject to the foregoing proviso, the Tax Matters Partner will have sole discretion to determine whether the Partnership or such Series (either in its own behalf or on behalf of the Partners) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority.  Any deficiency for taxes imposed on any Partner (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Partner.

9.5                               Access to Financial Information.  Each Limited Partner shall have the right, upon reasonable request, to be provided access to the most recent audited financial statements of the Partnership, to the extent reasonably related to such Limited Partner’s interest as a Limited Partner; provided that the most recent Annual Report on Form 10-K filed with the SEC by LCC Corporation shall satisfy the foregoing requirement to provide access to such information.  Each Limited Partner hereby irrevocably waives any and all rights that such Limited Partner may have to receive information from the Partnership, any Series, or the General Partner, other than as provided in this Agreement.

9.6                               Schedule K-1.  The Partnership and each Series shall use reasonable efforts to provide each Partner with such Partner’s U.S. Internal Revenue Schedule K-1 for the Partnership and such Series for each fiscal year within 90 days after the end of such fiscal year.

ARTICLE X

DISSOLUTION AND LIQUIDATION

10.1                        Dissolution.

(a)                                 The Partnership shall be dissolved and its affairs wound up only upon the happening of any of the following events:

(i)                                     Upon the election to dissolve the Partnership by action of the Partnership Board, and with the written approval of the LP Majority Holders and the General Partner; or

(ii)                                  The entry of a decree of judicial dissolution under Section 17-802 of the Delaware LP Act; provided that, notwithstanding anything contained herein to the contrary, no Partner shall make an application for the dissolution of the Partnership pursuant to Section 17-802 of the Delaware LP Act without the unanimous approval of the Partners.

Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the winding up of the Partnership has been completed, the assets of the Partnership have been distributed as provided in Section 10.2 and the Certificate of Limited Partnership shall have been canceled.  For so long as there is at least one Limited Partner, the Partnership shall not be dissolved pursuant to Section 17-801(4) of the Delaware LP Act.

(b)                                 A Series shall be terminated and its affairs shall be wound up on the first to occur of the following:

(i)                                     Upon the election to terminate the Series by action of the Series Board of such Series and the General Partner; or

(ii)                                  The entry of a decree of judicial termination of such Series under Section 17-218(m) of the Delaware LP Act; provided that, notwithstanding anything contained herein to the contrary, no Partner shall make an application for termination of a Series pursuant to Section 17-218(m) of the Delaware LP Act without the unanimous approval of the Partners of such Series;

The termination and winding up of a Series shall not, in it of itself, cause a dissolution of the Partnership or the termination of any other Series.  The termination of a single Series shall not affect the limitation on liabilities of such Series or any other Series provided by this Agreement and the Delaware LP Act.

10.2                        Liquidation.

(a)                                 Liquidator.  Upon (i) dissolution of the Partnership, the Partnership Board or (ii) termination of a Series, the Series Board of such Series, in each case, will appoint a person to act as the “Liquidator” of the Partnership or such Series, as applicable, and such person shall act as the Liquidator unless and until a successor Liquidator is appointed as provided in this Section 10.2.  The Liquidator will agree not to resign at any time without 30 days’ prior written notice to the Partnership Board (in connection with dissolution of the Partnership) or the Series Board of the applicable Series (in connection with termination of a Series).  The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the Partnership Board (in connection with dissolution of the

Partnership) or the Series Board of the applicable Series (in connection with termination of a Series).  Any successor Liquidator will succeed to all rights, powers and duties of the former Liquidator.  The right to appoint a successor or substitute Liquidator in the manner provided in this Section 10.2 will be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions of this Agreement, and every reference in this Agreement to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner provided in this Section 10.2.  The Liquidator will receive as compensation for its services as the Partnership Board (in connection with dissolution of the Partnership) or the Series Board of the applicable Series (in connection with termination of a Series) may approve, plus, in either case, reimbursement of the Liquidator’s reasonable out-of-pocket expenses in performing its duties.

(b)                                 Liquidating Actions.  The Liquidator will liquidate the assets of the Partnership (in connection with dissolution of the Partnership) or the assets associated with the Series that has been terminated, as applicable, and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(i)                                     First, to the payment of the debts and obligations of the Partnership (in connection with dissolution of the Partnership) or of such Series that has been terminated, as applicable, to its creditors (including Partners), including sales commissions and other expenses incident to any sale of the assets of the Partnership or the assets associated with such Series, as applicable, in order of the priority provided by law.

(ii)                                  Second, to the establishment of and additions to such reserves as the Partnership Board (in connection with dissolution of the Partnership) or the Series Board of the Series that has been terminated, as applicable, deems necessary or appropriate.

(iii)                               Third, to the Partners of the Partnership (in connection with dissolution of the Partnership) or of the Series that has been terminated, as applicable, in accordance with Section 7.2.

The reserves established pursuant to clause (ii) above will be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Partnership Board (in connection with dissolution of the Partnership) or the Series Board of the Series that has been terminated, as applicable, deems advisable, such reserves will be distributed to the Partners in accordance with Section 7.2 in the manner provided above in this Section 10.2(b).  The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Partner immediately prior to the distribution of assets pursuant to this Section 10.2(b) being equal to the amount distributable to such Partner pursuant to this Section 10.2(b).

(c)                                  Distribution in Kind.  Notwithstanding the provisions of Section 10.2(b) which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth in Section 10.2(b), if, upon dissolution of the Partnership or termination of a Series, the Partnership Board (in connection with dissolution of the Partnership) or the Series Board of a Series that has been terminated, as applicable, determines that an immediate sale of part or all of the Partnership’s or such Series’ assets would be impractical or could cause undue loss to the Partners, the Partnership Board or such Series Board may, in its sole discretion, defer the liquidation of any assets except those necessary to satisfy the liabilities and reserves of the Partnership or the applicable Series, respectively, and may, in its absolute discretion, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 10.2(b), undivided interests in such assets as the Liquidator deems not suitable for liquidation.  Any such distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time.  For purposes of any such distribution, any property to be distributed will be valued at its Fair Market Value.

(d)                                 Reasonable Time for Winding Up.  A reasonable time will be allowed for the orderly winding up of the business and affairs of the Partnership or any Series and the liquidation of its assets pursuant to Section 10.2(b) in order to minimize any losses otherwise attendant upon such winding up.  Distributions upon liquidation of the Partnership or any Series (or any Partner’s interest in the Partnership or such Series) and related adjustments will be made by the end of the Taxable Year of the liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by Treasury Regulation Section 1.704-1(b)(2)(ii)(b).

(e)                                  Termination.  Upon completion of the distribution of the assets of the Partnership as provided in Section 10.2(b), the Partnership shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Limited Partnership in the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

ARTICLE XI

TRANSFER OF UNITS

11.1                        Restrictions.

(a)                                 Transfers by Exchangeable Limited Partners.  An Exchangeable Limited Partner may Transfer Units only (i) to any Permitted Transferee of such Exchangeable Limited Partner; (ii) with the prior written approval of the Partnership Board or the General Partner; (iii) as an Exchange pursuant to Article XII; (iv) to LCC Corporation; or (v) in the case of an Exchangeable Limited Partner who is an individual, pursuant to applicable laws of descent and distribution.

(b)                                 Transfers by Ladder Limited Partners.  A Ladder Limited Partner may Transfer Units only (i) to LCC Corporation or to another Ladder Limited Partner; (ii) to the Partnership; (iii) with the prior written approval of the LP Majority Holders; or (iv) pursuant to a pledge to any third party lender(s) to such Ladder Limited Partner.

(c)                                  Effects of a Permitted Transfer.  Following a Transfer of any Unit(s) that is permitted under this Article XI, the transferee of such Unit(s) shall succeed to the Capital

Account associated with such Unit(s) and shall receive allocations and distributions under Articles VI, VII, VIII and X in respect of such Unit(s).  Notwithstanding the foregoing, Profits, Losses and other items with respect to the Partnership or any Series will be allocated between the transferor and the transferee according to Code Section 706.  Any Limited Partner who Transfers all of his or its Units (i) shall cease to be a Limited Partner and (ii) shall no longer possess or have the power to exercise any rights or powers of a Limited Partner.

(d)                                 Void Transfers.  Each Limited Partner acknowledges and agrees that such Limited Partner shall not Transfer any Unit(s) except in accordance with the provisions of this Article XI and, to the extent applicable to such Limited Partner, any Equity Grant Agreement.  Any attempted Transfer of any Unit(s) in violation of the preceding sentence shall be deemed null and void for all purposes, and neither the Partnership nor any Series will record any such Transfer on its books or treat any purported transferee as the owner of such Unit(s) for any purpose.

(e)                                  Transfers by Limited Partners to Permitted Transferees.  If any Limited Partner Transfers Units to a Permitted Transferee and an event occurs which causes such Permitted Transferee to cease to be a Permitted Transferee (as herein defined) of such Limited Partner unless, prior to such event, such Permitted Transferee Transfers such Units back to such Limited Partner or to another Permitted Transferee of such Limited Partner (but only if such Limited Partner or such Permitted Transferee of such Limited Partner has complied with the provisions of Section 11.2), then, in each case, such event or Transfer shall be deemed a Transfer of Units subject to all of the restrictions on Transfers of Units set forth in this Agreement, including this Section 11.1.

(f)                                   LP Units and Ladder Class B Shares.  Notwithstanding anything contained herein to the contrary, no Exchangeable Limited Partner will Transfer (i) any LP Unit without also Transferring to the same transferee at the same time and as part of the same Transfer a corresponding Ladder Class B Share or (ii) any Ladder Class B Share without also Transferring to the same transferee at the same time and as part of the same Transfer a corresponding LP Unit; provided that any Exchange that occurs pursuant to the provisions of Article XII hereof will be deemed to satisfy the requirement of this Section 11.1(f).

11.2                        Procedures for Transfer.

(a)                                 Notwithstanding anything to the contrary in this Agreement, (i) no transferee of any Unit(s) received pursuant to a Transfer (but excluding transferees that were Limited Partners immediately prior to such a Transfer, who shall automatically become a Limited Partner with respect to any additional Units they so acquire) shall become a Limited Partner in respect of or be deemed to have any ownership rights in the Unit(s) so Transferred unless the purported transferee is admitted as a Limited Partner as set forth in Section 11.2(b) and (ii) if requested by the Partnership Board, no Limited Partner may Transfer any Units (except pursuant to an effective registration statement under the Securities Act or to members of such Limited Partner’s Family Group without consideration (but only if the Partnership Board has received from the transferor written evidence that is reasonably satisfactory to the Partnership Board demonstrating that such Transfer is to a member of such Limited Partner’s Family Group without consideration)) without first delivering to the Partnership Board an opinion of counsel reasonably acceptable in form and substance to the Partnership Board (which counsel will be reasonably acceptable to the Partnership Board) that registration under the Securities Act is not required in connection with such Transfer; provided that the Partnership Board shall only make such request for an opinion of counsel if the Partnership Board has a reasonable basis to believe that registration under the Securities Act may be required in connection with such Transfer.  The Partnership shall modify the Limited Partners Schedule from time to time to reflect the admittance of any such Limited Partner.

(b)                                 Subject in all events to the general restrictions on Transfers contained in Sections 11.1 and 11.3, no Transfer of Unit(s) may be completed to a Person that is not already a Limited Partner until the prospective transferee is admitted as a Limited Partner by executing and delivering to the Partnership a written joinder to this Agreement substantially in the form of Exhibit A hereto.  Upon the amendment of the Limited Partners Schedule by the Partnership, such prospective transferee shall be admitted as a Limited Partner and deemed listed as such on the books and records of the Partnership.

11.3                        Limitations.

(a)                                 In order to permit the Partnership and each Series to qualify for the benefit of a “safe harbor” under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit shall be permitted or recognized by the Partnership or any Series (within the meaning of Treasury Regulation Section 1.7704-1(d)) and neither the Partnership nor any Series shall issue any Units if and to the extent that such Transfer or issuance would cause the Partnership or any Series to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look through rule in Treasury Regulation Section 1.7704-1(h)(3)).

(b)                                 Notwithstanding anything to the contrary in this Agreement, no Unit may be Transferred and the Partnership may not issue any Unit unless (i) such Transfer or issuance, as the case may be, shall not affect the existence of the Partnership or any Series or qualification of the Partnership as a limited liability limited partnership under the Delaware LP Act, (ii) such Transfer or issuance, as the case may be, shall not cause the Partnership or any Series to be classified as other than a partnership for United States federal income tax purposes, and (iii) such

Transfer shall not cause all or any portion of the assets of the Partnership to constitute “plan assets” under the Employee Retirement Income Security Act of 1974, the related provisions of the Code and the respective rules and regulations promulgated thereunder, in each case as amended from time to time.

11.4                        Pledge of Units.  Notwithstanding anything contained herein to the contrary, to the extent any Limited Partner pledges any Units owned by such Limited Partner in a manner permitted by Section 11.1(a) (including, without limitation, by receiving the written approval of the Partnership Board or the General Partner, to the extent applicable), then such permitted pledge of such Units shall not be considered a “Transfer” for purposes of Section 11.2; provided that, as a point of clarity, such Section 11.2 shall be applicable in connection with any transfer or assignment of any such Units in connection with the exercise of any remedies by the applicable beneficiary of such permitted pledge of such Units.

ARTICLE XII

EXCHANGES OF LP UNITS FOR LADDER CLASS A SHARES

12.1                        Additional Defined Terms.  For purposes of this Agreement, the following terms have the following meanings:

A “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Change of Control” means the occurrence of any of the following events after February 11, 2014:

(i)                                     any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of LCC Corporation in substantially the same proportions as their ownership of stock of LCC Corporation) is or becomes the Beneficial Owner, directly or indirectly, of securities of LCC Corporation representing more than fifty percent (50%) of the combined voting power of LCC Corporation’s then outstanding voting securities; or

(ii)                                  there is consummated a merger or consolidation of LCC Corporation with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the LCC Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the entity surviving the merger or, if the surviving entity is a subsidiary, the ultimate parent thereof, or (y) all of the Persons who were the respective Beneficial Owners of the voting securities of LCC Corporation immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation.

Notwithstanding the foregoing, except with respect to clause (ii)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of common stock of LCC Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of LCC Corporation immediately following such transaction or series of transactions.

“Exchange” means any exchange made pursuant to Section 12.2.  The terms “Exchanging” and “Exchanged” shall have correlative meanings.

“LCC Board” means the board of directors of LCC Corporation.

12.2                        Exchange of LP Units for Ladder Class A Shares.

(a)                                 Each Exchangeable Limited Partner shall be entitled at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender LP Units and a corresponding number of Ladder Class B Shares to LCC Corporation in exchange for the delivery by LCC Corporation to such Exchangeable Limited Partner of a number of Ladder Class A Shares that is equal to the number of LP Units surrendered; provided that any such Exchange is for a minimum of (i) the lesser of 1,000 LP Units and all of the LP Units held by such Exchangeable Limited Partner, or (ii) a number of LP Units that is less than the amount of LP Units described in clause (i) above, if such lesser number of LP Units to be Exchanged is proposed by such Exchangeable Limited Partner to LCC Corporation, and LCC Corporation determines that the Exchange of such proposed lesser number of LP Units is acceptable, in its sole discretion.

(b)                                 In connection with a Change of Control, and subject to any approval of the Change of Control by the holders of Ladder Class A Shares and Ladder Class B Shares that may be required:

(i)                                     LCC Corporation shall have the right to require each Exchangeable Limited Partner to Exchange some or all LP Units (and a corresponding number of Ladder Class B Shares) owned by such Exchangeable Limited Partner in consideration for the issuance by LCC Corporation to such Exchangeable Limited Partner of a number of Ladder Class A Shares that is equal to the number of LP Units surrendered, such Exchange to be effected by the surrender of such LP Units and a corresponding number of Ladder Class B Shares to LCC Corporation (whereupon, such LP Units will be owned by LCC Corporation and such Ladder Class B Shares will be deemed cancelled); provided, however, that in the event that the applicable Change of Control for which an Exchange is completed pursuant to this Section 12.2(b) provides a holder of LP Units with cash consideration of less than 35 percent (35%) of the reasonably expected value of the total consideration to be received in such Change of

Control by such holder with respect to the Ladder Class A Shares received by such holder for such LP Units (and a corresponding number of Ladder Class B Shares) in such Exchange, then, except as may otherwise be agreed by the LP Majority Holders, LCC Corporation shall use commercially reasonable efforts to negotiate liquidity options for the holders of LP Units to be Exchanged pursuant to this Section 12.2(b) sufficient to allow such holders to satisfy, in a timely manner, any Federal and state income tax liability arising as a result of the Exchange completed pursuant to the provisions of this Section 12.2(b); provided further that in no event will the terms of the preceding proviso provide any holder of LP Units with a consent, approval or similar type right with respect to any Change of Control, or any ability to delay or prevent the consummation of any Change of Control.

(ii)                                  Any Exchange pursuant to this Section 12.2(b) shall be effective immediately prior to the consummation of the Change of Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated).  To effect the delivery of the Ladder Class A Shares to be delivered in connection with any such Exchange pursuant to this Section 12.2(b), LCC Corporation shall: (x) deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Ladder Class A Shares (or, if there is no then-acting registrar and transfer agent of the Ladder Class A Shares, at the principal executive offices of LCC Corporation) such number of Ladder Class A Shares, registered in the name of the relevant Exchangeable Limited Partner (or in such other name as is requested in writing by such Exchangeable Limited Partner), in certificated or uncertificated form, as may be requested by the such Exchangeable Limited Partner, or (y) if Ladder Class A Shares are settled through the facilities of The Depository Trust Company, upon the written instruction of such Exchangeable Limited Partner, use its reasonable best efforts to deliver the Ladder Class A Shares through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Exchangeable Limited Partner.

(iii)                               LCC Corporation shall use reasonable efforts to provide written notice of an expected Change of Control to all Exchangeable Limited Partners within the earlier of (x) five Business Days following the execution of the agreement with respect to such Change of Control and (y) five Business Days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for LP Units (along with the corresponding number of Ladder Class B Shares) or Ladder Class A Shares, as applicable, in the Change of Control, any election with respect to types of consideration that a holder of LP Units (along with the corresponding number of Ladder Class B Shares) or Ladder Class A Shares, as applicable, shall be entitled to make in connection with the Change of Control, the percentage of total LP Units (along with the corresponding number of Ladder Class B Shares) or Ladder Class A Shares, as applicable, to be transferred to the acquirer by all shareholders in the Change of Control, and the number of LP Units (and the corresponding number of Ladder Class B Shares) held by each Exchangeable Limited Partner that LCC Corporation intends to require be

Exchanged for Ladder Class A Shares in connection with the Change of Control.  LCC Corporation shall use reasonable efforts to update such notice from time to time to reflect any material changes to such notice.  LCC Corporation may satisfy any such notice and update requirements described in the preceding two sentences by providing such information on a Form 8-K, Schedule TO, Schedule 14D-9 or similar form filed with the SEC.

(c)                                  If at any time after the Merger Effective Date, LCC Corporation and its direct and indirect wholly-owned Subsidiaries own at least 90% of the LP Units issued and outstanding as of such time, then LCC Corporation shall have the right to require each Exchangeable Limited Partner to Exchange all of the LP Units (and a corresponding number of Ladder Class B Shares) then owned by such Exchangeable Limited Partner in consideration for the issuance by LCC Corporation to each such Exchangeable Limited Partner of a number of Ladder Class A Shares that is equal to the number of LP Units surrendered, such Exchange to be effected by the surrender of such LP Units and a corresponding number of Ladder Class B Shares to LCC Corporation (whereupon, such LP Units will be owned by LCC Corporation and such Ladder Class B Shares will be deemed cancelled).  Any Exchange pursuant to this Section 12.2(c) shall be effective upon delivery by LCC Corporation of a written notice (an “Automatic Exchange Notice”) of such Exchange to the then Exchangeable Limited Partners.  To effect the delivery of the Ladder Class A Shares to be delivered in connection with any such Exchange pursuant to this Section 12.2(c), LCC Corporation shall: (x) deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Ladder Class A Shares (or, if there is no then-acting registrar and transfer agent of the Ladder Class A Shares, at the principal executive offices of LCC Corporation) such number of Ladder Class A Shares, registered in the name of the relevant Exchangeable Limited Partner (or in such other name as is requested in writing by such Exchangeable Limited Partner), in certificated or uncertificated form, as may be requested by the such Exchangeable Limited Partner, or (y) if Ladder Class A Shares are settled through the facilities of The Depository Trust Company, upon the written instruction of such Exchangeable Limited Partner, use its reasonable best efforts to deliver the Ladder Class A Shares through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Exchangeable Limited Partner.

(d)                                 An Exchangeable Limited Partner shall exercise its right to Exchange LP Units as set forth in Section 12.2(a) above by delivering to LCC Corporation and to the Partnership a written election of exchange in respect of the LP Units to be Exchanged substantially in the form of Exhibit B hereto (an “Exchange Notice”), duly executed by such holder or such holder’s duly authorized attorney, in each case delivered during normal business hours at the principal executive offices of LCC Corporation and of the Partnership.  As promptly as practicable following the delivery of an Exchange Notice, the Partnership shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Ladder Class A Shares or, if there is no then-acting registrar and transfer agent of the Ladder Class A Shares, at the principal executive offices of LCC Corporation, the number of Ladder Class A Shares deliverable upon such Exchange, registered in the name of the relevant Exchangeable Limited Partner.  To the extent the Ladder Class A Shares are settled through the facilities of The Depository Trust Company, LCC Corporation will, subject to Section 12.2(e) below, upon the written instruction of a Exchangeable Limited Partner, use its reasonable best efforts to deliver the Ladder Class A Shares deliverable to such Exchangeable Limited Partner, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Exchangeable Limited Partner.

(e)                                  LCC Corporation and each Exchangeable Limited Partner shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Partnership shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided that if any Ladder Class A Shares are to be delivered in a name other than that of the Exchangeable Limited Partner that requested the Exchange, then such Exchangeable Limited Partner and/or the person in whose name such Ladder Class A Shares are to be delivered shall pay to the Partnership the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Partnership that such tax has been paid or is not payable.

(f)                                   Notwithstanding anything to the contrary herein, to the extent LCC Corporation or the Partnership Board or any Series Board shall determine that LP Units or Series Units do not meet the requirements of Treasury Regulation section 1.7704-1(h), LCC Corporation, the Partnership Board or such Series Board may impose such restrictions on Exchanges as LCC Corporation, the Partnership Board or such Series Board may determine to be necessary or advisable so that neither the Partnership nor any Series is treated as a “publicly traded partnership” under Section 7704 of the Code.  Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of LCC Corporation or of the Partnership Board or any Series Board, such an Exchange would pose a material risk that the Partnership or any Series would be a “publicly traded partnership” under Section 7704 of the Code.

(g)                                  For the avoidance of doubt, and notwithstanding anything to the contrary herein, an Exchangeable Limited Partner shall not be entitled to Exchange LP Units to the extent LCC Corporation determines that such Exchange (i) would be prohibited by law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the Securities Act) or (ii) would not be permitted under any other agreements with LCC Corporation, the Partnership, any Series, or any of their respective Subsidiaries to which such Exchangeable Limited Partner may be party or any written policies of LCC Corporation related to unlawful or improper trading (including, without limitation, the policies of LCC Corporation relating to insider trading).

(h)                                 Immediately upon the Exchange of any LP Unit pursuant to Sections 12.2(a), 12.2(b) or 12.2(c), an equal number of outstanding Ladder Class B Shares owned by the relevant Exchangeable Limited Partner automatically shall be deemed cancelled without any action on the part of any Person, including LCC Corporation or such Exchangeable Limited Partner.  Any such cancelled Ladder Class B Shares shall no longer be outstanding, and all rights with respect to such Ladder Class B Shares shall automatically cease and terminate.

12.3                        Tax Treatment of any Exchange.  As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder as a taxable sale of the LP Units by an Exchangeable Limited Partner to LCC Corporation, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless an alternate position is permitted under the Code and Treasury Regulations and LCC Corporation consents in writing.

12.4                        Ladder Class A Shares to be Issued.

(a)                                 LCC Corporation shall at all times reserve and keep available out of its authorized but unissued Ladder Class A Shares, solely for the purpose of issuance upon an Exchange pursuant to Sections 12.2, such number of Ladder Class A Shares as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude LCC Corporation from satisfying its obligations in respect of the Exchange of the LP Units by delivery of Ladder Class A Shares which are held in the treasury of LCC Corporation.  LCC Corporation covenants that all Ladder Class A Shares issued upon an Exchange will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

(b)                                 LCC Corporation covenants and agrees that, to the extent that a registration statement under the Securities Act is effective and available for Ladder Class A Shares to be delivered with respect to any Exchange, Ladder Class A Shares that have been registered under the Securities Act shall be delivered in respect of such Exchange.  In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Exchangeable Limited Partner requesting such Exchange, LCC Corporation and the Partnership shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements.  LCC Corporation and the Partnership shall use commercially reasonable efforts to list Ladder Class A Shares required to be delivered upon an Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Ladder Class A Shares may be listed or traded at the time of such delivery.

12.5                        Adjustment.  If there is any reclassification, reorganization, recapitalization or other similar transaction in which Ladder Class A Shares are converted or changed into another security, securities or other property (other than cash), then upon any subsequent Exchange, each Exchangeable Limited Partner shall be entitled to receive the amount of such security, securities or other property that such Exchangeable Limited Partner would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property (other than cash) that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1                        Notices.

(a)                                 All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by electronic mail or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to (i) any Limited Partner, at such Limited Partner’s address set forth in the Partnership’s books and records, (ii) the General Partner, c/o the General Partner at the Partnership’s principal place of business (with a copy to the Partnership’s Secretary at the Partnership’s principal place of business), and (iii) the Partnership or any Series, to the Secretary of the Partnership or such Series, as applicable, at the Partnership’s principal place of business (or in any case to such other address as the addressee may from time to time designate in writing to the sender).

(b)                                 All such notices, requests and other communications will (i) if delivered personally to the address as provided in Section 13.1(a) be deemed given upon delivery, (ii) if delivered by electronic mail or by facsimile transmission to the facsimile number as provided in Section 13.1(a), be deemed given upon electronic confirmation of receipt or facsimile confirmation, as applicable, and (iii) if delivered by overnight courier to the address as provided in Section 13.1(a), be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 13.1).

13.2                        GOVERNING LAW.  ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AND SPECIFICALLY THE DELAWARE LP ACT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

13.3                        No Action for Partition.  No Partner shall have any right to maintain any action for partition with respect to the property of the Partnership or any Series.

13.4                        Headings and Sections.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.  Unless the context requires otherwise, all references in this Agreement to Sections, Articles or Exhibits shall be deemed to mean and refer to Sections, Articles or Exhibits of or to this Agreement.

13.5                        Amendments.  Except as otherwise expressly set forth in this Agreement, the Certificate of Limited Partnership, this Agreement and any provision hereof or thereof may be modified, amended or restated only upon the written approval of the LP Majority Holders and the General Partner, and any such modification, amendment or restatement to which such written approval is obtained will be binding upon the Partnership, each Series and each Partner; provided that no modification, amendment or restatement of any provision of this Agreement that materially and adversely affects the rights or obligations hereunder of any holder of LP Units, in its capacity as such, without similarly affecting the rights or obligations hereunder of all holders of LP Units shall be effective against such holder unless approved in writing by such holder of LP Units.

13.6                        Binding Effect.  Except as otherwise provided to the contrary in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Partners, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

13.7                        Counterparts; Facsimile.  This Agreement may be executed in multiple counterparts (and may be transmitted via facsimile or scanned pages), each of which shall be deemed to be an original and shall be binding upon the Partner who executed the same, but all of such counterparts shall constitute the same agreement.

13.8                        Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13.9                        Remedies.  Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The Partners agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

13.10                 Business Days.  If any time period for giving notice or taking action under this Agreement expires on a day which is a Saturday, Sunday or holiday in the state in which the Partnership’s chief executive office is located, the time period shall be automatically extended to the Business Day immediately following such Saturday, Sunday or holiday.

13.11                 Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

13.12                 No Strict Construction.  The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

13.13                 Entire Agreement and Incorporation by Reference.  Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement (including the Merger Agreement and the Equity Grant Agreements) embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.  This Agreement amends and restates the First Amended and Restated Agreement in its entirety.

13.14                 Parties in Interest.  Nothing herein shall be construed to be to the benefit of or enforceable by any third party, including any creditor of the Partnership or any Series.

13.15                 Mergers and Consolidations.  Any merger or consolidation of the Partnership with or into another entity shall require the approval of the LP Majority Holders and the General Partner.  The approval of any such merger or consolidation as provided in the immediately preceding sentence shall be deemed to meet all of the requirements of Partner approval of a merger or consolidation, as the case may be, for purposes of the Delaware LP Act, including Section 17-211 of the Delaware LP Act.

13.16                 Venue and Submission to Jurisdiction.  ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT (INCLUDING AGAINST ANY DIRECTOR OR OFFICER OF THE PARTNERSHIP) SHALL BE BROUGHT SOLELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND EACH PARTNER HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS.  IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTNER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE PARTNERSHIP.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.17                 Confidentiality.  All information disclosed by the Partnership pursuant to Section 12.2(a) of the First Amended and Restated Agreement or of the Initial Agreement or otherwise pursuant to the Initial Agreement or this Agreement shall be confidential information of the Partnership (other than information which is publicly available not pursuant to a breach of this Section 13.17 or the related confidentially provision set forth in Section 12.2(b) of the Initial Agreement) and, unless otherwise provided in this Agreement or consented to in advance in writing by the Partnership Board, shall not be used by the recipients thereof for any purpose other than (i) to monitor and manage their investment in the Partnership, and shall not be disclosed to any third party other than employees, consultants, advisors, accountants, attorneys and other representatives of such recipient on a need to know basis and (ii) in the case of any Limited Partner that is (or is controlled by) a private equity fund or other investment fund, the disclosure in a customary manner by such Limited Partner of any such information in confidence to such Limited Partner’s investors.  The obligations of a Limited Partner pursuant to this

Section 13.17 shall not apply to the extent that the disclosure of information otherwise determined to be confidential is required by applicable law, regulations, stock exchange rules or regulations, subpoena, civil investigative demand or other proceeding; provided that (x) as soon as reasonably practicable, such Limited Partner shall notify the Partnership thereof, which notice shall include the basis upon which such Limited Partner believes the information is required to be disclosed and (y) such Limited Partner shall, if requested by the Partnership and at the sole cost and expense of the Partnership, reasonably cooperate with the Partnership to protect the continued confidentiality thereof.

*   *   *   *

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Limited Liability Limited Partnership Agreement of Ladder Capital Finance Holdings LLLP as of the date first above written.

LADDER CAPITAL FINANCE HOLDINGS
LLLP

By:		/s/ Pamela McCormack
	Name:	Pamela McCormack
	Title:	General Counsel

LADDER CAPITAL CORP

By:		/s/ Pamela McCormack
	Name:	Pamela McCormack
	Title:	General Counsel

TI II LADDER HOLDINGS, LLC

By:		/s/ Glenn F. Miller
	Name:	Glenn F. Miller
	Title:	Vice President

GI LADDER HOLDCO LLC

By:	GI Partners Fund III L.P., its sole member

By:	GI GP III L.P., its General Partner

By:	GI GP III LLC, its General Partner

By:		/s/ Howard Park
	Name:	Howard Park
	Title:	Managing Director

[Continuation of Signature Page to this Second Amended and Restated
Limited Liability Limited Partnership Agreement]

/s/ Alan Fishman
Alan Fishman

/s/ Brian Harris
Brian Harris

BETSY A. HARRIS 2012 FAMILY TRUST

By:		/s/ Brian Harris
	Name:	Brian Harris
	Title:	Trustee

/s/ Michael Mazzei
Michael Mazzei

/s/ Greta Guggenheim
Greta Guggenheim

/s/ Robert Perelman
Robert Perelman

/s/ Pamela McCormack
Pamela McCormack

/s/ Marc Fox
Marc Fox

/s/ Thomas Harney
Thomas Harney

[Continuation of Signature Page to this Second Amended and Restated
Limited Liability Limited Partnership Agreement]

Exhibit A

FORM OF JOINDER TO THE SECOND AMENDED AND RESTATED
LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT

THIS JOINDER (this “Joinder”) to the Second Amended and Restated Limited Liability Limited Partnership Agreement of Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (the “Partnership”), dated as of December 5, 2014, as amended or restated from time to time, by and among the Partners of the Partnership (the “Agreement”), is made and entered into as of                    by and between the Partnership and                                  (“Holder”).  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, on the date hereof, Holder has acquired                  LP Units from      and the Agreement and the Partnership require Holder, as a holder of such      LP Units, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.                                      Agreement to be Bound.  Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Limited Partner for all purposes thereof and entitled to all the rights incidental thereto.

2.                                      Limited Partners Schedule.  For purposes of the Limited Partners Schedule, the address of the Holder is as follows:

[Name]
[Address]

3.                                      Governing Law.  This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

4.                                      Counterparts.  This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

5.                                      Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

A-1

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Second Amended and Restated Limited Liability Limited Partnership Agreement of Ladder Capital Finance Holdings LLLP as of the date set forth in the introductory paragraph hereof.

LADDER CAPITAL FINANCE HOLDINGS
LLLP

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

A-2

Exhibit B

FORM OF
EXCHANGE NOTICE

ELECTION OF EXCHANGE

Ladder Capital Corp
345 Park Avenue
New York, NY 10154
Attention: Chief Financial Officer and General Counsel

Ladder Capital Finance Holdings LLLP
345 Park Avenue
New York, NY 10154
Attention: Chief Financial Officer and General Counsel

Reference is hereby made to the Second Amended and Restated Limited Liability Limited Partnership Agreement, dated as of December 5, 2014, as amended from time to time (the “Partnership Agreement”) of Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (the “Partnership”) among Ladder Capital Corp, a Delaware corporation (“LCC Corporation”) and the other persons a party to, or otherwise bound by, the Partnership Agreement, including the undersigned owner of LP Units and Ladder Class B Shares.  Capitalized terms used but not defined herein shall have the meanings given to them in the Partnership Agreement.

The undersigned Exchangeable Limited Partner hereby transfers to LCC Corporation, the number of LP Units set forth below in Exchange for the same number of Ladder Class A Shares to be issued in its name as set forth below, and the undersigned Exchangeable Limited Partner acknowledges and agrees that as a result of such Exchange the same number of Ladder Class B Shares that are owned by the undersigned Exchangeable Limited Partner will automatically be deemed cancelled as a result of such Exchange, all as set forth in Article XII of the Partnership Agreement.

Legal Name of Exchangeable Limited Partner:

Address of Exchangeable Limited Partner:

Number of LP Units to be Exchanged:

Number of Ladder Class B Shares to be Cancelled (which must be the same number as the Number of LP Units to be Exchanged):

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against

B-1

the undersigned in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the LP Units subject to this Election of Exchange are being transferred to LCC Corporation free and clear of any pledge, lien, security interest, encumbrance, equities or claim; (iv) the Ladder Class B Shares subject to this Election are hereby automatically cancelled and the undersigned has no further rights with respect to such Ladder Class B Shares; and (v) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the LP Units or Ladder Class B Shares subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such LP Units to LCC Corporation or for the cancellation of such Ladder Class B Shares.

The undersigned hereby irrevocably constitutes and appoints any officer of LCC Corporation or of the Partnership or any Series as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to (i) transfer the LP Units subject to this Election of Exchange to LCC Corporation, (ii)  deliver to the undersigned the Ladder Class A Shares to be delivered in Exchange therefor and (iii) reflect the cancellation of the Ladder Class B Shares subject to this Election.

IN WITNESS WHEREOF the undersigned has caused this Election of Exchange to be executed and delivered as of the date set forth below.

Name:

Dated:

B-2

Schedule 1

Directors of Ladder Capital Finance Holdings LLLP
(as of December 5, 2014)

Brian Harris

Alan Fishman

Howard Park

Jonathan Bilzin

Officers of Ladder Capital Finance Holdings LLLP
(as of December 5, 2014)

Brian Harris	-	Chief Executive Officer

Michael Mazzei	-	President

Greta Guggenheim	-	Chief Investment Officer

Pamela McCormack	-	Chief Strategy Officer, General Counsel, Managing Director, and Secretary

Robert Perelman	-	Head of Asset Management

Marc Fox		Chief Financial Officer

Thomas Harney	-	Head of Merchant Banking and Capital Markets

Kelly Porcella	-	Associate General Counsel and Assistant Secretary

Directors of Series REIT of Ladder Capital Finance Holdings LLLP
(as of December 5, 2014)

Brian Harris

Alan Fishman

Howard Park

Officers of Series REIT of Ladder Capital Finance Holdings LLLP
(as of December 5, 2014)

Brian Harris	-	Chief Executive Officer

Michael Mazzei	-	President

Greta Guggenheim	-	Chief Investment Officer

Pamela McCormack	-	Chief Strategy Officer, General Counsel, Managing Director, and Secretary

Robert Perelman	-	Head of Asset Management

Marc Fox	-	Chief Financial Officer

Kelly Porcella	-	Associate General Counsel and Assistant Secretary

Directors of Series TRS of Ladder Capital Finance Holdings LLLP
(as of December 5, 2014)

Brian Harris

Alan Fishman

Jonathan Bilzin

Officers of Series TRS of Ladder Capital Finance Holdings LLLP
(as of December 5, 2014)

Brian Harris	-	Chief Executive Officer

Michael Mazzei	-	President

Greta Guggenheim	-	Chief Investment Officer

Pamela McCormack	-	Chief Strategy Officer, General Counsel, Managing Director, and Secretary

Marc Fox	-	Chief Financial Officer

Thomas Harney	-	Head of Merchant Banking and Capital Markets

Kelly Porcella	-	Associate General Counsel and Assistant Secretary